SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

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SPECTRUM PHARMACEUTICALS, INC.
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2013 PROXY STATEMENT

SPECTRUM™
PHARMACEUTICALS
Redefining Cancer Care

Dear Fellow Stockholders,

You are cordially invited to attend our 2013 Annual Meeting of Stockholders, which will be held on Friday, June 28, 2013 at 10:30 a.m. Pacific Time, at our corporate headquarters located at 11500 South Eastern Avenue, Suite 240, Henderson, Nevada 89052. In the following pages, you will find the Notice of Annual Meeting of Stockholders and Proxy Statement describing the business to be conducted at the meeting.

During 2012, we continued to position Spectrum Pharmaceuticals to be a diversified, biotechnology company with a primary focus in oncology and hematology. Our total revenues grew 39%, from $193.0 million in 2011 to $267.7 million in 2012, and our net income grew 95%, from $48.5 million in 2011 to $94.5 million in 2012. As we announced in mid-March 2013, there was a change in ordering patterns for FUSILEV, which caused us to reduce our revenue projections for 2013. Because such challenges are ever present in our business, we have followed a diversification strategy so that our future growth and success is not dependent on any one product.

During 2012, we made three acquisitions that will help grow our base business going forward:

•	worldwide rights to FOLOTYN®, an approved chemotherapy drug used to treat relapsed or refractory peripheral T-cell lymphoma, through our acquisition of Allos Therapeutics, Inc.;

•	ex-U.S. rights to ZEVALIN®, an approved chemotherapy drug used to treat non-Hodgkin’s lymphoma, which gave us worldwide rights; and

•	worldwide rights to SPI-2012, a drug candidate in Phase 2 trials to treat neutropenia (loss of white blood cells), a serious and common chemotherapy side-effect.

In addition, we have completed multiple pivotal trials of our mid-stage oncology drugs, advancing them to key decision points. Further, we expanded and realigned our sales team, adding more feet in the field and implementing a structure of six geographic regions that allows our commercial team to be more customer-facing. We made key senior hires, adding Joseph (Ken) Keller as Executive Vice President and Chief Operating Officer, and Joe Turgeon as Senior Vice President and Chief Commercial Officer. Before joining Spectrum, both Ken and Joe had more than 20 years each in key operational roles at major biopharmaceutical companies. In addition, well over a dozen other experienced managers of drug development and sales operations were added to our team.

We are continuing to work hard in 2013 to further commercialize our marketed drugs and develop our clinical drugs, including looking for new drug acquisition candidates. As a company with a productive history of product acquisitions, we intend to continue our business-building activities going forward. This, along with advancing our pipeline, and improving our internal capabilities, creates an exciting time for patients, employees and our stockholders. These efforts are the backbone of our core mission: to meet the needs of the oncology community and build long-term value for our stockholders.

At our 2013 Annual Meeting of Stockholders, we are asking you to elect our board of director nominees for the coming year and vote on the other matters described in the accompanying notice. We believe that our director nominees will continue to add value through their strategic guidance and experience to help us move forward with the commercialization of our marketed drugs and development of our clinical drugs.

Your vote is important. Whether or not you attend the meeting, I encourage you to access the proxy materials and cast your vote using the instructions provided, so that your shares are represented at the meeting. If you have any questions, please contact our Acting Chief Financial Officer, Brett L. Scott, at (702) 835-6300 or (949) 788-6700. We thank you for your support, and hope to see you at the meeting.

Sincerely,

RAJESH C. SHROTRIYA, M.D.

Chairman of the Board, Chief Executive

Officer and President

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To be held Friday, June 28, 2013

To our Stockholders,

Notice is hereby given that the 2013 Annual Meeting of Stockholders of Spectrum Pharmaceuticals, Inc. will be held at our corporate headquarters located at 11500 South Eastern Avenue, Suite 240, Henderson, Nevada 89052 on Friday, June 28, 2013 at 10:30 a.m. Pacific Time. The Annual Meeting will be held for the following purposes:

1.	Election of Directors. To elect seven directors to serve until our Annual Meeting of Stockholders to be held in 2014, or until their successors are elected and duly qualified.

2.	Ratification of Selection of Independent Registered Public Accounting Firm. To ratify the selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2013.

3.	Advisory Vote to Approve Named Executive Officer Compensation. To approve, by a non-binding advisory vote, the compensation of our named executive officers, as disclosed in the Compensation Discussion and Analysis section of the Proxy Statement.

4.	Other Business. To consider and act upon such other business as may properly come before the Annual Meeting or any postponements or adjournments thereof.

The Board of Directors recommends that you vote FOR each of the director nominees named in Proposal 1 and FOR Proposals 2 and 3.

The Board of Directors has fixed the close of business on April 29, 2013, as the record date for determining the holders of our Common Stock and Series E Convertible Voting Preferred Stock entitled to notice of and to vote at the Annual Meeting and any postponements or adjournments thereof. Only stockholders of record at the close of business on the record date are entitled to such notice and to vote, in person or by proxy, at the Annual Meeting.

Your vote is very important. Whether or not you plan to attend the Annual Meeting, we encourage you to read this Proxy Statement and submit your proxy and voting instructions as soon as possible. For specific instructions on how to vote your shares, please refer to the instructions on the Notice of Internet Availability of Proxy Materials you received in the mail, the section entitled “How can I vote my shares of Spectrum stock” in this Proxy Statement or, if you requested to receive printed proxy materials, your enclosed proxy card.

Very truly yours,

RAJESH C. SHROTRIYA, M.D.

Chairman of the Board, Chief Executive

Officer and President

Henderson, Nevada

May 10, 2013

ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD JUNE 28, 2013

PROXY STATEMENT

GENERAL INFORMATION

The enclosed Proxy Statement is solicited on behalf of the Board of Directors of Spectrum Pharmaceuticals, Inc., which we refer to as “the Company,” “we,” “us,” or “our,” for use at the 2013 Annual Meeting of Stockholders to be held on June 28, 2013 at 10:30 a.m. Pacific Time, or the Annual Meeting, or at any postponements or adjournments thereof. The Annual Meeting is being held for the purposes described in this Proxy Statement and in the accompanying Notice of Annual Meeting of Stockholders.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

The following questions and answers are intended to briefly address potential questions that our stockholders may have regarding this Proxy Statement and the Annual Meeting. They are also intended to provide our stockholders with certain information that is required to be provided under the rules and regulations of the Securities and Exchange Commission, or the SEC. These questions and answers may not address all of the questions that are important to you as a stockholder. If you have additional questions about the Proxy Statement or the Annual Meeting, please see “Whom should I contact with other questions?”

1.	What is the purpose of the Annual Meeting?

At the Annual Meeting, our stockholders will be asked to consider and vote upon the matters described in this Proxy Statement and in the accompanying Notice of Annual Meeting of Stockholders, and any other matters that properly come before the Annual Meeting.

2.	When and where will the Annual Meeting be held?

You are invited to attend the Annual Meeting on Friday, June 28, 2013 at 10:30 a.m. Pacific Time at our corporate headquarters located at 11500 South Eastern Avenue, Suite 240, Henderson, Nevada 89052.

3.	Why am I receiving these proxy materials?

We are providing these proxy materials in connection with the solicitation by the Board of Directors of the Company, or the Board, of proxies to be voted at the Annual Meeting, and at any adjournment or postponement thereof. This Proxy Statement contains important information for you to consider when deciding how to vote on the matters brought before the Annual Meeting. You are invited to attend the Annual Meeting in person to vote on the proposals described in this Proxy Statement. However, you do not need to attend the Annual Meeting to vote your shares. Instead, you may vote your shares using one of the other voting methods described in this Proxy Statement. Whether or not you expect to attend the Annual Meeting, please vote your shares as soon as possible in order to ensure your representation at the Annual Meeting and to minimize the cost to the Company of proxy solicitation.

4.	Why did I receive a notice in the mail regarding the Internet availability of proxy materials?

Instead of mailing printed copies to each of our stockholders, we have elected to provide access to our proxy materials over the Internet under the SEC’s “notice and access” rules. These rules allow us to make our stockholders aware of the Annual Meeting and the availability of our proxy materials by sending a Notice of Internet Availability of Proxy Materials, or a Notice, which provides instructions for how to access the full set of proxy materials through the Internet or make a request to have printed proxy materials delivered by mail. Accordingly, on or about May 10, 2013, we mailed a Notice to each of our stockholders who held shares as of April 29, 2013. The Notice contains instructions on how to access our proxy materials, including our Proxy Statement and our Annual Report. The Notice also provides instructions on how to vote your shares.

5.	What is the purpose of complying with the SEC’s “notice and access” rules?

We believe compliance with the SEC’s “notice and access” rules will allow us to provide our stockholders with the materials they need to make informed decisions about the matters to be voted upon at the Annual Meeting, while lowering the costs of printing and delivering those materials and reducing the environmental impact of our Annual Meeting. However, if you would prefer to receive printed proxy materials, please follow the instructions included in the Notice. If you have previously elected to receive our proxy materials electronically, you will continue to receive these materials via e-mail unless you elect otherwise.

6.	What am I being asked to vote upon at the Annual Meeting?

At the Annual Meeting, you will be asked to:

•	Vote on the election of seven director nominees to serve until the Annual Meeting of Stockholders to be held in 2014, or until their successors are elected and duly qualified (Proposal 1);

•	Ratify the selection of Ernst & Young LLP as our independent registered public accounting firm for fiscal year ending December 31, 2013 (Proposal 2);

•

Vote on a proposal to approve, on a non-binding advisory basis, the compensation of our named executive officers, as disclosed in the Compensation Discussion and Analysis section of this Proxy Statement (Proposal 3); and

•	Consider and act upon such other matters as may properly come before the Annual Meeting or any postponements or adjournments thereof.

7.	How does the Board recommend that I vote?

Our Board recommends that you vote your shares:

•

“FOR” the election of each of the seven director nominees named in this Proxy Statement to serve until the Annual Meeting of Stockholders to be held in 2014, or until their successors are elected and duly qualified (Proposal 1);

•	“FOR” the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for fiscal year ending December 31, 2013 (Proposal 2); and

•

“FOR” the approval, on a non-binding advisory basis, of the compensation of our named executive officers, as disclosed in the Compensation Discussion and Analysis section of this Proxy Statement (Proposal 3).

Unless you give other instructions on your proxy card, the persons named as proxy holders on the proxy card, who are persons designated by the Board and are officers of Spectrum, will vote in accordance with the recommendations of the Board. Management does not know of any matters which will be brought before the Annual Meeting other than those specifically set forth in this Proxy Statement. However, if any other business properly comes before the Annual Meeting, the proxy holders or their substitutes will vote as recommended by our Board or, if no recommendation is given, in their own discretion.

8.	Who can vote at the Annual Meeting?

If you were a holder of Spectrum’s common stock or Series E Convertible Voting Preferred Stock, or Series E Preferred Stock, as a “stockholder of record,” or if you are the beneficial owner of Spectrum’s common stock held in “street name,” as of the close of business on April 29, 2013, the Record Date for the Annual Meeting, you may vote your shares at the Annual Meeting, and at any postponements or adjournments of the Annual Meeting. As of the Record Date, there were 60,026,805 shares of our common stock outstanding and 20 shares of our Series E Preferred Stock outstanding. Each stockholder has one vote for each share of common stock held as of the Record Date. Holders of our Series E Preferred Stock as of the Record Date are entitled to vote on any matter on which holders of our common stock have the right to vote, voting together with the holders of common stock as one class. Each holder of our Series E Preferred Stock is entitled to the number of votes equal to the number of shares of common stock into which such shares of Series E Preferred Stock could be converted on the Record Date, as determined pursuant to the Certificate of Designations, Rights and Preferences of the Series E Preferred Stock, or the Certificate of Designations. As of the Record Date, each share of Series E Preferred Stock was entitled to 2,000 votes on each matter to be voted upon at the Annual Meeting. Consequently, the holders of our Series E Preferred Stock have a total of 40,000 votes on each matter at the Annual Meeting. Including both the outstanding common stock and the Series E Preferred Stock, voting together as one class, a total of 60,066,805 votes may be cast at the Annual Meeting. A list of our stockholders will be available for examination by any stockholder at the Annual Meeting and at our corporate headquarters, located at 11500 South Eastern Avenue, Suite 240, Henderson, Nevada 89052, for a period of ten days prior to the Annual Meeting.

9.	What does it mean to be a “stockholder of record”?

If, on the Record Date, your shares were registered directly in your name with our transfer agent, Computershare, then you are a “stockholder of record.” As a “stockholder of record,” you may vote in person at the Annual Meeting or vote by proxy. Whether or not you plan to attend the Annual Meeting, we urge you to vote your shares using one of the voting methods described in this Proxy Statement and the Notice.

10.	What does it mean to “beneficially own” shares in “street name”?

If, on the Record Date, your shares were held in an account at a broker, bank, or other financial institution (we refer to each of those organizations collectively as a “broker”), then you are the “beneficial owner” of shares held in “street name” and these proxy materials are being forwarded to you by that broker. The broker holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting. As the beneficial owner, you have the right to direct your broker on how to vote the shares in your account. As a beneficial owner, you are invited to attend the Annual Meeting. However, since you are not a stockholder of record, you may not vote your shares in person at the Annual Meeting unless you request and obtain a valid proxy from your broker giving you the legal right to vote the shares at the Annual Meeting. You must also satisfy the Annual Meeting admission criteria set out below.

Under the rules that govern brokers, your broker is not permitted to vote on your behalf on any matter to be considered at the Annual Meeting (other than the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2013) unless you provide specific instructions to the broker as to how to vote. As a result, we encourage you to communicate your voting decisions to your broker before the date of the Annual Meeting to ensure that your vote will be counted.

11.	How many shares must be present or represented to conduct business at the Annual Meeting?

The presence at the Annual Meeting of the holders of a majority of the outstanding shares, as of our Record Date, of our common stock and our Series E Preferred Stock, considered together as a single class (and counting the preferred stock as if converted into common stock), in person or by proxy and entitled to vote, will constitute a quorum, permitting us to conduct our business at the Annual Meeting. Proxies marked “withhold authority” as to any director nominee, abstentions and broker non-votes are counted as present at the Annual Meeting for purposes of determining the existence of a quorum at the Annual Meeting for the transaction of business. Broker non-votes are shares that are not voted by the broker who is the record holder of the shares because the broker is not instructed to vote on such matter by the beneficial owner and the broker does not have discretionary authority to vote on such matter. For further discussion on broker non-votes, please refer to “What are the voting requirements to approve the proposals?” below. If a quorum is not present, the Annual Meeting will be adjourned until a quorum is obtained.

12.	How can I vote my shares of Spectrum stock?

Stockholders of record can vote by proxy or by attending the Annual Meeting and voting in person. The persons named as proxies on the proxy card were designated by the Board and are officers of Spectrum. If you vote by proxy, you can vote by Internet, by telephone, or by mail as described below. If you are the beneficial owner of shares held in street name, please refer to the information forwarded by your broker to see which voting options are available to you and to see what steps you must follow if you choose to attend the Annual Meeting to vote your shares.

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Vote by Internet: You can vote by proxy over the Internet by following the instructions provided in the Notice or the voting instruction card provided to you by your broker, if applicable. Internet voting is available 24 hours a day and will be accessible until 11:59 p.m. Eastern Time on June 27, 2013. Our Internet voting procedures are designed to authenticate stockholders by using individual control numbers, which are located on the Notice. If you vote by Internet, you do not need to return your proxy card.

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Vote by Telephone: If you receive only the Notice, you may follow the procedures outlined in the Notice to request a proxy card. If you requested to receive printed proxy materials, you can vote by telephone pursuant to the instructions provided on the proxy card. If you hold shares beneficially in street name and requested to receive printed proxy materials, you can vote by telephone following the voting instruction card provided to you by your broker. Telephone voting is available 24 hours a day and will be accessible until 11:59 p.m. Eastern Time on June 27, 2013. If you vote by telephone, you do not need to return your proxy card.

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Vote by Mail: If you receive only the Notice, you may follow the procedures outlined in the Notice to request a proxy card to submit your vote by mail. If you requested to receive printed proxy materials, you can vote by mail pursuant to the instructions provided on the proxy card. If you hold shares beneficially in street name and requested to receive printed proxy materials, you can vote by mail by following the voting instruction card provided to you by your broker. In order to be effective, completed proxy cards must be received by 11:59 p.m. Eastern Time on June 27, 2013. If you choose to vote by mail, simply mark your proxy card, date and sign it, and return it in the postage-prepaid envelope. If you do not have the postage-prepaid envelope, please mail your completed proxy card to the following address: Spectrum Pharmaceuticals, Inc., c/o Computershare, Post Office Box 43070, Providence, Rhode Island 02940-3070.

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Vote in Person at the Annual Meeting: If you satisfy the admission requirements to the Annual Meeting, as described in the Notice, you may vote your shares in person at the Annual Meeting. Even if you plan to attend the Annual Meeting, we encourage you to vote in advance by Internet, telephone or mail so that your vote will be counted in the event you later decide not to attend the Annual Meeting. The method you use to vote will not limit your right to vote at the Annual Meeting if you decide to attend in person. If you hold shares beneficially in street name, you must obtain a proxy, executed in your favor by your broker, to be able to vote at the Annual Meeting. If you sign and return your proxy card but do not give voting instructions, the shares represented by that proxy will be voted as recommended by the Board.

YOUR VOTE IS VERY IMPORTANT. You should submit your proxy even if you plan to attend the Annual Meeting. If you properly give your proxy and submit it to us in time to vote, the individuals named as your proxy holders will vote your shares as you have directed. Whether or not you plan to attend the Annual Meeting, and regardless of the number of shares of Spectrum stock you own, it is important that your shares be represented at the Annual Meeting.

13.	How may I attend the Annual Meeting?

You are entitled to attend the Annual Meeting only if you were a stockholder as of the Record Date or hold a valid proxy for the Annual Meeting. Registration will begin at 9:30 a.m. Pacific Time and seating will begin immediately after. Since seating is limited, admission to the Annual Meeting will be on a first-come, first-served basis. If you attend, please note that you should be prepared to present government-issued photo identification for admittance, such as a passport or driver’s license. If your shares are held in street name, you will also need proof of ownership as of the Record Date, such as your most recent account statement prior to the Record Date, a copy of the voting instruction card provided by your broker, or similar evidence of ownership. If you do not have proof of ownership of Spectrum stock and a valid picture identification, you may be denied admission to the Annual Meeting. Please note that for security reasons, you and your bags may be subject to search prior to your admittance to the Annual Meeting. If you do not comply with each of the foregoing requirements, you may not be admitted to the Annual Meeting.

14.	Can I change my vote after I return my proxy card?

Yes. You may change your vote at any time before your proxy is voted at the Annual Meeting. If you are a stockholder of record, you may change your vote by (i) providing written notice of revocation to the Secretary of the Company at our corporate headquarters located at 11500 South Eastern Avenue, Suite 240, Henderson, Nevada 89052, (ii) by executing a subsequent proxy using any of the voting methods discussed above, or (iii) by attending the Annual Meeting and voting in person. However, simply attending the Annual Meeting will not, by itself, revoke your proxy. If you hold your shares in street name and have previously instructed your broker to vote your shares, you must follow directions received from your broker to change those instructions. Subject to any such revocation, all shares represented by properly executed proxies will be voted in accordance with the specifications on the enclosed proxy.

15.	What are the voting requirements to approve the proposals?

If you are a stockholder of record and you do not cast your vote, no votes will be cast on your behalf on any of the items of business at the Annual Meeting. Therefore, it is important that you cast your vote. The voting requirements to approve each of the proposals to be voted upon at the Annual Meeting are as follows, assuming a quorum is present:

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Election of Directors (Proposal 1) — Directors will be elected by a plurality of the votes cast at the Annual Meeting, in person or by proxy. This means that the director nominees who receive the most affirmative, or “FOR,” votes will be elected. In a contested election, where there are more nominees than open board positions — for example, if there were nine nominees for seven open positions — then the seven nominees who received the most “FOR” votes would be elected (and the two nominees who received the fewest “FOR” votes would not be elected). In an uncontested election, where the number of nominees is equal to the number of open board positions — as is the case for our 2013 Annual Meeting — then nominees who receive any votes will be elected. A properly executed proxy marked “WITHHOLD AUTHORITY” or “FOR ALL EXCEPT” with respect to the election of one or more directors will not be voted with respect to the director or directors indicated. The election of directors is a “non-discretionary” item, meaning, if you hold your shares in street name and do not instruct your broker how to vote with respect to the election of directors, your broker is not permitted to vote with respect to this Proposal and your votes will be counted as broker non-votes. Broker non-votes will have no effect in determining which directors receive the highest number of affirmative votes cast.

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Ratification of Selection of Accounting Firm (Proposal 2) — Ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2013 will require the affirmative vote of a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on the matter. A properly executed proxy marked “ABSTAIN” with respect to such matter will not be voted. Accordingly, an abstention will have the same effect as a vote against this Proposal. The ratification of Ernst & Young LLP is a “discretionary” item, meaning if you hold your shares in street name and do not instruct your broker how to vote with respect to the ratification of Ernst & Young LLP, your broker may use its discretion to vote your uninstructed shares on this Proposal.

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Advisory Vote on Executive Compensation (Proposal 3) — Approval of the non-binding advisory resolution regarding the compensation of our named executive officers, as disclosed in the Compensation Discussion and Analysis section of this Proxy Statement, will require the affirmative vote of a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on the matter. Abstentions will have the same effect as votes against the Proposal. The advisory vote on compensation is a “non-discretionary” item, meaning if you hold your shares in street name and do not instruct your broker how to vote with respect to the advisory vote on compensation, your broker is not permitted to vote with respect to this Proposal and your votes will be counted as broker non-votes. Broker non-votes will have no effect on the outcome of the Proposal.

16.	Could other matters be decided at the Annual Meeting?

As of the date this Proxy Statement went to press, we did not know of any matters to be raised at the Annual Meeting other than those referred to in this Proxy Statement. However, if any other matters are presented for consideration at the Annual Meeting including, among other things, consideration of a motion to adjourn the Annual Meeting to another time or place in order to solicit additional proxies in favor of one or more of the proposals, the persons named as proxy holders and acting thereunder will have discretion to vote on these matters according to their best judgment to the same extent as the person delivering the proxy would be entitled to vote.

17.	Who is paying for the cost of this proxy solicitation?

The proxies being solicited hereby are being solicited by us, and the cost of soliciting proxies in the enclosed form will be borne by us. We have also retained Eagle Rock Proxy Advisors, to aid in the solicitation. For these services, we will pay Eagle Rock Proxy Advisors a fee of approximately $6,000 and reimburse them for certain out-of-pocket disbursements and expenses. Our officers and other employees may, without compensation other than their regular compensation, solicit proxies by further mailings, personal conversations, telephone, facsimile or other electronic means. We will, upon request, reimburse brokerage firms and others for their reasonable expenses in forwarding solicitation material to the beneficial owners of stock.

18.	What is the deadline to submit stockholder proposals for the 2014 Annual Meeting?

Under Rule 14a-8 of the Securities Exchange Act of 1934 (the “Exchange Act”), any stockholder desiring to include a proposal in our Proxy Statement with respect to the 2014 Annual Meeting of Stockholders should arrange for such proposal to be delivered to us at our corporate headquarters no later than January 10, 2014, in order to be considered for inclusion in our Proxy Statement relating to such annual meeting. Matters pertaining to such proposals, and the eligibility of persons entitled to have such proposals included, are regulated by the Exchange Act and the rules of the SEC.

In addition, pursuant to our bylaws, any stockholder desiring to submit a proposal for action or nominate one or more persons for election as directors at the 2014 Annual Meeting of Stockholders must submit a notice of the proposal or nomination including the information required by our bylaws to us between February 28, 2014 and March 30, 2014, or else it will be considered untimely and ineligible to be properly brought before the Annual Meeting. However, if our 2014 Annual Meeting of Stockholders is not held between May 29, 2014 and September 6, 2014 under our bylaws, this notice must be provided not earlier than the ninetieth day prior to the 2014 Annual Meeting of Stockholders and not later than the close of business on the later of (a) the sixtieth day prior to the 2014 Annual Meeting or (b) the tenth day following the date on which notice of the date of the 2014 Annual Meeting is first mailed to stockholders or otherwise publicly disclosed, whichever first occurs.

All such notices should be directed to our Secretary at our corporate headquarters located at Spectrum Pharmaceuticals, Inc., 11500 South Eastern Avenue, Suite 240, Henderson, Nevada 89052.

19.	I share an address with another stockholder, and we received only one copy of the proxy materials. How may I obtain an additional copy of the proxy materials?

The SEC rules permit brokers to participate in a practice known as “householding,” which means that only one copy of the Notice and, if applicable, our Proxy Statement and Annual Report will be sent to multiple stockholders who share the same address unless we have received contrary instructions from one or more of the stockholders. Householding is designed to reduce printing and postage costs, and results in cost savings for Spectrum. Stockholders who participate in householding will continue to be able to access and receive separate proxy cards. If you receive a householding mailing this year and would like to have additional copies of our Notice and, if applicable, our Proxy Statement and/or Annual Report mailed to you, or if you would like to opt out of this practice for future mailings, please contact your broker or submit your request to our Secretary, c/o Spectrum Pharmaceuticals, Inc., 11500 South Eastern Avenue, Suite 240, Henderson, Nevada 89052. Upon receipt of any such request, we agree to promptly deliver a copy of the Notice and, if applicable, our Proxy Statement and/or Annual Report to you. In addition, if you are currently a stockholder sharing an address with another stockholder and wish to receive only one copy of future proxy materials for your household, please contact us using the contact information set forth above. This Proxy Statement and the Annual Report for the fiscal year ended December 31, 2012 are also available at http://www.sppirx.com.

20.	Where can I find voting results of the Annual Meeting?

We will announce preliminary voting results with respect to each proposal at the Annual Meeting. In accordance with SEC rules, final voting results will be published in a Current Report on Form 8-K within four business days following the Annual Meeting, unless final results are not known at that time in which case preliminary voting results will be published within four business days of the Annual Meeting and final voting results will be published once they are known by the Company.

21.	Whom should I contact with other questions?

If you have additional questions about this Proxy Statement or the Annual Meeting, or if you would like additional copies of this Proxy Statement, please contact our Acting Chief Financial Officer, Brett L. Scott at Spectrum Pharmaceuticals, Inc., 11500 South Eastern Avenue, Suite 240, Henderson, Nevada 89052, at (702) 835-6300, or at (949) 788-6700.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS, EXECUTIVE OFFICERS AND DIRECTORS

Based on information publicly filed and provided to us by certain holders, the following table shows the amount of our Series E Preferred Stock and common stock beneficially owned as of April 29, 2013 (unless otherwise indicated) by holders of more than 5% of the outstanding shares of any class of our voting securities, other than with respect to Dr. Rajesh C. Shrotriya (our Chairman, Chief Executive Officer and President) whose ownership is included in the second table below. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting and/or investment power with respect to our voting securities, unless footnoted to the contrary. For purposes of the following tables, the percentage ownership is based upon 20 shares of our Series E Preferred Stock (convertible into a total of 40,000 shares of common stock) and 60,026,805 shares of our common stock, including restricted shares of our common stock, outstanding as of April 29, 2013.

Name and Address of Beneficial Owner	Preferred Shares Beneficially Owned(1)	Percent of Preferred Stock Outstanding(2)	Common Shares and Common Equivalents Beneficially Owned(3)	Percent of Common Shares Outstanding(3)	Percent of Shares Eligible to Vote on April 29, 2013(4)
FMR LLC(5)	—	—	8,143,027	13.57%	13.56%
82 Devonshire Street Boston, MA 02109

BlackRock, Inc.(6)	—	—	5,105,220	8.50%	8.50%
40 East 52nd Street New York, NY 10022

Eastern Capital Limited(7)	—	—	4,737,307	7.89%	7.89%
P.O. Box 31300 Grand Cayman, KY1-1206, Cayman Islands

The Vanguard Group(8)	—	—	3,585,514	5.97%	5.97%
100 Vanguard Blvd. Malvern, PA 19355

Sands Brothers Venture Capital	20	100.00%	40,000	*	*
Funds 1-IV, LLC(9) 90 Park Avenue, 31st Floor New York, NY 10016

*	Represents ownership of less than 1%
(1)	The amount relates to the shares of our Series E Preferred Stock owned by the entity as of April 29, 2013. There are no outstanding shares of any other series of our preferred stock.

(2)	Represents the percentage ownership of the total number of our outstanding shares of Series E Preferred Stock.

(3)	Shares of common stock underlying preferred stock and warrants currently convertible or exercisable, or convertible or exercisable within 60 days of April 29, 2013, are deemed beneficially owned and outstanding for computing the percentage of the person holding such securities, but are not considered outstanding for computing the percentage of any other person.

(4)	Reflects actual voting percentage. Each share of Series E Preferred Stock is entitled to the number of votes equal to the number of shares of common stock into which such shares of Series E Preferred Stock could be converted on the Record Date at the then current conversion value as determined pursuant to the Certificate of Designations. At the current conversion value, each share of Series E Preferred Stock is entitled to 2,000 votes on each matter at the Annual Meeting. Consequently, the holder of our Series E Preferred Stock has a total of 40,000 votes on each matter at the Annual Meeting.

(5)	The information set forth herein is based solely on information contained in Amendment No. 2 to Schedule 13G filed with the SEC on February 14, 2013 by FMR LLC (“FMR”). Fidelity Management & Research Company (“Fidelity”), a wholly-owned subsidiary of FMR, is the beneficial owner of the 6,328,447 shares as a result of acting as investment advisor to various funds. Edward C. Johnson 3d, Chairman of FMR, and FMR, through its control of Fidelity and the funds, each has sole power to dispose of 6,328,447 shares of our common stock owned by the funds. Neither FMR nor Mr. Johnson has the sole power to vote or direct the voting of the subject shares; rather, such voting power is with the funds’ Board of Trustees. Pyramis Global Advisors, LLC (“PGALLC”) and Pyramis Global Advisors Trust Company (“PGATC”), each indirect wholly-owned subsidiaries of FMR, are the beneficial owners of 9,820 and 1,804,760 shares, respectively, as a result of serving as investment advisor or manager of accounts owning such shares. Edward C. Johnson 3d and FMR, through its control of PGALLC and PGATC, each has sole dispositive power over 1,814,580 shares of our common stock and sole power to vote or to direct the voting of 1,814,580 shares of our common stock, owned by the accounts or funds advised by PGALLC or managed by PGATC, as reported above.

(6)	The information set forth herein is based solely on information contained in Amendment No. 3 to Schedule 13G filed with the SEC on February 1, 2013 by BlackRock, Inc. (“BlackRock”). BlackRock has sole voting and dispositive power over 5,105,220 shares of our common stock.

(7)	The information set forth herein is based solely on information contained in Schedule 13G/A filed with the SEC on February 14, 2012 by Eastern Capital Limited. Eastern Capital Limited is a direct wholly-owned subsidiary of Portfolio Services Ltd. Kenneth B. Dart is the beneficial owner of all of the outstanding shares of Portfolio Services Ltd., which in turns owns all the outstanding shares of Eastern Capital Limited. As of the date of the Schedule 13G/A filing, Eastern Capital Limited and Mr. Dart beneficially own in the aggregate 4,737,307 shares of our common stock. Eastern Capital Limited and Mr. Dart have shared voting and dispositive powers with respect to 4,737,307 shares of our common stock.

(8)	The information set forth herein is based solely on information contained in Schedule 13G filed with the SEC on February 11, 2013 by The Vanguard Group. The Vanguard Group has sole voting power over 86,315 shares of our common stock, sole dispositive power over 3,501,599 shares of our common stock, and shared dispositive power over 83,915 shares of our common stock.

(9)	Based upon the information provided to us by the holder, SB Venture Capital Management I-IV, LLCs are the member-managers of Sands Brothers Venture Capital LLC (“SBV”), Sands Brothers Venture Capital II LLC (“SBV II”), Sands Brothers Venture Capital LLC III (“SBV III”) and Sands Brothers Venture Capital IV LLC (“SBV IV”) (collectively, the “Funds”). The Funds’ beneficial ownership includes the effect of converting the 20 shares of Series E Preferred Stock into 40,000 shares of common stock. Martin S. Sands and Steven B. Sands are co-Member Managers of SB Venture Capital Management LLC, SB Venture Capital Management II LLC, SB Venture Capital Management III LLC, and SB Venture Capital Management IV LLC, each a New York limited liability company and each the member-manager of SBV, SBV-II, SBV-III and SBV-IV, respectively, and are the natural persons exercising voting and investment control over securities beneficially owned by the Funds.

The following table sets forth certain information regarding the beneficial ownership of our common stock as of April 29, 2013 by: (i) each of our directors and director nominees, (ii) our named executive officers, and (iii) all of our directors, director nominees and executive officers as a group. Unless otherwise noted, the Company believes that each person listed below has sole voting power and sole investment power with respect to shares shown as owned by him. Information as to beneficial ownership is based upon statements furnished to us or filed with the SEC by such persons. Unless otherwise indicated, the business address of each stockholder listed below is c/o Spectrum Pharmaceuticals, Inc., 11500 South Eastern Avenue, Suite 240, Henderson, Nevada 89052.

Name of Beneficial Owner	Options		Shares		Total Owned(1)		Percent of Shares Outstanding
Rajesh C. Shrotriya	4,719,303	(2)	2,006,517	(3)	6,725,820	(2)(3)	10.39%
Joseph K. Keller	0		138,819	(4)	138,819	(4)	*
Brett L. Scott	110,416		46,334		156,750		*
Stuart M. Krassner	235,000		10,000		245,000		*
Anthony E. Maida	213,300		7,550		220,850		*
Luigi Lenaz	110,000		31,877		141,877		*
Krishan K. Arora	65,000		15,000		80,000		*
Gilles R. Gagnon	32,500		35,000		67,500		*
Anton Gueth	8,750		11,000		19,750		*
Dolatrai “Dinesh” Vyas	5,000		0		5,000		*
All Executive Officers and Directors/Director Nominees as a group (10 persons)	5,499,269		2,302,097	(5)	7,801,366	(5)	11.91%

*	Represents ownership of less than 1%
(1)	Shares of common stock subject to options currently exercisable, or exercisable within 60 days of April 29, 2013, are deemed beneficially owned and outstanding for computing the percentage of the person holding such securities, but are not considered outstanding for computing the percentage of any other person.

(2)	The number of options includes (i) 1,172,765 options held indirectly through Dr. Shrotriya’s spouse, as trustee of the Shrotriya Gift Trust, and (ii) 1,288,498 options held indirectly through Dr. Shrotriya’s spouse, as trustee of the Shrotriya Annuity Trust.

(3)	The number of shares includes (i) 484,854 unvested restricted shares of our common stock subject to future vesting, (ii) 445,993 shares held indirectly by Dr. Shrotriya as the trustee of the CS Family Trust, (iii) 57,177 shares held indirectly by Dr. Shrotriya as a director and officer of the Shrotriya Family Foundation, a Nevada nonprofit corporation, (iv) 10,676 shares held indirectly through Dr. Shrotriya’s spouse, as trustee of the Shrotriya Gift Trust, and (v) 9,523 shares held indirectly through Dr. Shrotriya’s spouse.

(4)	The number of shares includes 110,000 unvested restricted shares of our common stock subject to future vesting.

(5)	The number of shares includes (i) 594,854 unvested restricted shares of our common stock and (ii) 5,499,269 options, in each case subject to future vesting.

We are not aware of any arrangements that have resulted, or may at a subsequent date result, in a change of control of Spectrum.

EXECUTIVE OFFICERS

Each executive officer of the Company serves at the discretion of the Board of Directors. The determination of which employees of the Company qualify as executive officers was made by the Board in accordance with the rules of the SEC. Biographical information for the executive officers of the Company as of the date this Proxy Statement went to press is set forth below. There are no family relationships between any executive officer and any other executive officer or director. Except as disclosed below, there are no legal proceedings related to any of the executive officers which must be disclosed pursuant to Item 401(f) of Regulation S-K.

Name and Age

Rajesh C. Shrotriya, M.D. (69) Chairman of the Board, Chief Executive Officer and President	Information regarding Dr. Shrotriya is provided under “Proposal 1 — Election of Directors” on page 12 of this Proxy Statement.

Joseph K. Keller (50) Executive Vice President and Chief Operating Officer	Mr. Keller has served as Executive Vice President and Chief Operating Officer since September 2012. He has more than 20 years of experience in the pharmaceutical industry ranging from sales and marketing leadership, general management and joint venture leadership in several therapeutic areas, including oncology, rheumatology, dermatology and primary care. Prior to joining Spectrum, Mr. Keller spent 21 years at Amgen Inc. His most recent role was Vice President and General Manager, Bone Health Business Unit. Previous to this role he was responsible for the Inflammation Business Unit, which contributed over $3 billion in revenue. During his career at Amgen, Mr. Keller served as the marketing lead or the general manager for top selling biologic medicines, including: Neupogen®, Neulasta®, Aranesp® and Enbrel®. He also has significant international experience as Managing Director for Amgen’s United Kingdom and Ireland affiliate. Mr. Keller holds a B.S. in Business from Saint John’s University and an M.S. in Business Administration from Loyola Marymount University.

Brett L. Scott (62) Senior Vice President and Acting Chief Financial Officer	Mr. Scott has served as Senior Vice President and Acting Chief Financial Officer since October 2010. From July 2009 to July 2010, Mr. Scott served as Chief Financial Officer of Biolase Technology, Inc., a southern California-based medical device company. From August 2008 to May 2009, Mr. Scott was Executive Vice President and Chief Financial Officer of North American Scientific, Inc., a southern California-based medical device company. In March 2009, North American Scientific sought protection under Chapter 11 of the U.S. Bankruptcy Code, in connection with which Mr. Scott helped successfully complete an orderly sale of its assets. From January 2006 to August 2008, Mr. Scott was Chief Financial Officer of Alsius Corporation, a southern California-based medical device company. He received a B.S. in Business Administration from the University of Southern California.

PROPOSAL 1 — ELECTION OF DIRECTORS

Our Board of Directors currently consists of seven annually elected directors. Acting upon the recommendation of our Nominating and Corporate Governance Committee, the full Board of Directors nominated Raymond W. Cohen, Gilles R. Gagnon, Stuart M. Krassner, Luigi Lenaz, Anthony E. Maida, Rajesh C. Shrotriya and Dolatrai M. Vyas for election to our Board at the Annual Meeting. Krishan K. Arora and Anton Gueth will not be standing for reelection to the Board of Directors at the Annual Meeting.

Unless you specifically withhold authority in the attached proxy for the election of any of these directors, the persons named in the attached proxy will vote “FOR” the election of Drs. Krassner, Lenaz, Maida, Shrotriya and Vyas, and Messrs. Cohen and Gagnon to our Board of Directors. Each director will be elected to serve a one-year term expiring at the annual meeting in 2014 and until his successor has been duly elected and qualified, or until his earlier resignation or removal.

Each of the nominees has consented to serve if elected. If any of them becomes unavailable to serve as a director, our Board may designate a substitute nominee. In that case, the proxy holders will vote for the substitute nominee designated by the Board. Our Board of Directors has no reason to believe that any of the nominees will be unable to serve. There are no agreements or understandings pursuant to which any of the directors was selected to serve as a director.

Board Recommendation

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” EACH OF THE FOLLOWING SEVEN NOMINEES.

Name and Age

Stuart M. Krassner, Sc.D., Psy.D. (77)	Dr. Krassner has been a director of Spectrum since December 2004 and was previously a member of our Scientific Advisory Board from 1996 to 2001. Dr. Krassner’s career spans four decades of experience in various positions at the University of California, Irvine (“UCI”), most recently as Professor Emeritus of Developmental and Cell Biology at the School of Biological Sciences. While at UCI, he developed and reinforced US Food and Drug Administration (“FDA”) and National Institute of Health (“NIH”) compliance procedures for UCI-sponsored human clinical trials, established UCI’s first Institutional Review Board, and at one time headed all contract and grant activities. Dr. Krassner has also been retained by a number of public and private pharmaceutical, medical device and other companies to provide scientific and regulatory advisory services, including FDA compliance. Dr. Krassner’s work has been published in numerous peer-reviewed U.S. journals. Dr. Krassner has been awarded grants from the NIH, the National Science Foundation and the World Health Organization. Dr. Krassner has been a member of the American Society of Protozoology, the American Society of Tropical Medicine and Hygiene, the Corporation of the Marine Biological Laboratories in Woods Hole, MA among others. Dr. Krassner received a B.S. in Biology from Brooklyn College and a Sc.D. from the Bloomberg School of Public Health at Johns Hopkins University.

Dr. Krassner’s extensive and distinctive experience in business and academia brings valuable perspective to our Board. He has a strong background in research in the area of developmental and cell biology and his work in the field has been published in numerous peer-reviewed U.S. journals. Moreover, his expertise in scientific and regulatory advisory services, including FDA compliance, makes him well qualified to serve on our Board of Directors.

Name and Age

Luigi Lenaz, M.D. (72)	Dr. Lenaz has been a director of Spectrum since June 2010. Dr. Lenaz served as Spectrum’s Chief Scientific Officer from February 2005 to June 2008 and as President of Spectrum’s Oncology Division from 2000 to 2005. Since retiring as Spectrum’s Chief Scientific Officer in June 2008, Dr. Lenaz provided consulting services to Spectrum from June 2008 to June 2010. From 1997 to 2000, Dr. Lenaz served as Senior Vice President of Clinical Research, Medical Affairs at SuperGen, Inc., a NASDAQ-listed pharmaceutical company dedicated to cancer drug development. From 1978 to 1997, Dr. Lenaz held several senior management positions with Bristol-Myers Squibb Company (“BMS”), a NYSE-listed pharmaceutical company, including Senior Vice President of Oncology Franchise Management from 1990 to 1997 and Director of Scientific Affairs, Anti-Cancer from 1985 to 1990. Dr. Lenaz is also a prominent researcher, having conducted research in the areas of pharmacology, experimental chemotherapy, histology, general physiology, and experimental therapeutics at various institutions for cancer research, including Roswell Park Memorial Institute, Memorial Sloan-Kettering Cancer Center and the National Cancer Institute in Milan. He is a member of several scientific societies, including the American Association for Cancer Research, American Association for Clinical Oncology, European Society for Medical Oncology, and International Association for the Study of Lung Cancer. Dr. Lenaz has served as a director of Pharmaco-Kinesis Corporation, a privately-held medical device company, since January 2009. Dr. Lenaz is a graduate of Liceo Scientifico A. Righi in Bologna, Italy and he received a medical degree from the University of Bologna Medical School in 1966.

Dr. Lenaz is a renowned and accomplished oncologist who brings to the Board of Directors over 35 years’ experience in the pharmaceutical industry and a wealth of knowledge in the field of cancer drug development. Dr. Lenaz’s qualifications to serve on the Board of Directors include his expertise in the development of cancer drugs, his tenure as our Chief Scientific Officer, as well as his subsequent consulting services for our Company, his significant management experience with BMS, and his prominent research in the field of oncology. As a result, Dr. Lenaz is well qualified to serve on our Board of Directors.

Anthony E. Maida, III, M.A., M.B.A., Ph.D. (61)	Dr. Maida has been a director of Spectrum since December 2003. Dr. Maida is currently Chief Operation Officer for Northwest Biotherapeutics, Inc., a cancer vaccine company focused on therapy for patients with glioblastoma multiforme and prostate cancer. He is responsible for the oversight of the operations of Northwest Biotherapeutics. Dr. Maida was formerly Vice President of Clinical Research and General Manager, Oncology, Worldwide for PharmaNet, Inc. Prior to joining Pharmanet, Dr. Maida served as Chairman, Founder and Director of BioConsul Drug Development Corporation and Principal of Anthony Maida Consulting International, servicing pharmaceutical firms, venture capital, hedge funds and Wall Street in the clinical development of therapeutic products and product/company acquisitions. For 25 years, Dr. Maida has focused on the clinical development of immunotherapies to treat patients with cancer. Dr. Maida’s skill set

Name and Age
includes the execution and oversight of finance, operations, research, and commercial clinical and scientific development, regulatory and manufacturing for the development of various therapeutic modalities. He is an expert in ‘virtual’ development and cost-cutting of operations in large and small biotechnology companies. Dr. Maida has negotiated licensing agreements with a number of centers of excellence and premier pharmaceutical firms, including but not limited to, Eli Lilly, Norvartis, RCT Corporation, Astra Zeneca, Pfizer, MD Anderson, Yale University, Stanford University, the University of California San Francisco and the University of California Davis, the Wistar Institute, and Bristol-Myers Squibb Company, a NYSE-listed pharmaceutical company. Over the past 18 years, Dr. Maida has served in a number of executive roles, including, Chairman, CEO, COO, CSO, CFO and business development. Dr. Maida was formerly the President and CEO of Replicon NeuroTherapeutics, Inc., a biopharmaceutical company focused on the therapy of patients with tumors (both primary and metastatic) of the CNS where he raised $3 million and was responsible for all financial and operational aspects of the Company. Prior to Replicon, Dr. Maida served as Interim CEO for Trellis Bioscience, Inc. where he was responsible for securing the Company’s first round of financing ($7 million). In 2000, Dr. Maida served as President of CancerVax Corporation where he raised the company’s first round of financing in the amount of $30 million. Over recent years, Dr. Maida has raised, or assisted in financings, in excess of $200 million for start-up and emerging biotechnology companies.

From 1992 to September of 1999, Dr. Maida was President and Chief Executive Officer of Jenner Biotherapies, Inc., a company engaged in the development of immunotherapies to treat patients with cancer and certain side effects related to chemotherapy. During his tenure at Jenner, Dr. Maida ushered four products into the clinic; one Phase III randomized clinical trial demonstrating clinical benefit to patients with osteogenic sarcoma which ultimately gained approval in Europe, two Phase II double-blinded randomized placebo controlled clinical trials in patients with prostate cancer and nine Phase I/II clinical trials. Prior to Jenner Biotherapies, Dr. Maida served as Vice President of Finance and CFO for Lockheed DataPlan, a wholly-owned subsidiary, and Senior Financial Controller of Lockheed Missiles, a $1.7 billion division of Lockheed Missiles and Space Company. Dr. Maida serves on the advisory board of EndPoint BioCapital, Sdn Bhd (Kuala Lumpur, Malaysia), and as an advisor, consultant and technical analyst for CMX Capital, LLC, Sagamore Bioventures, Roaring Fork Capital, Toucan Capital, North Sound Capital, The Bonnie J. Addario Lung Cancer Foundation and Pediatric BioScience, Inc. Additionally, Dr. Maida has been retained by each of Abraxis BioScience, Inc., Northwest BioTherapeutics, Inc. and Takeda Chemical Industries, Ltd. (Osaka, Japan). Dr. Maida was formerly a board member for Sirion Therapeutics, Inc. and GlycoMetrix, Inc. Dr. Maida holds a B.A. in Biology, a B.A. in History, an M.B.A., a M.A. in toxicology and a Ph.D. in Immunology. He is a member of the American Society of Clinical Oncology, the American Association for Cancer Research, the Society of Neuro-Oncology, the International Society for Biological Therapy of Cancer and the American Chemical Society. Dr. Maida holds a number of patents and patent applications associated with various therapeutic modalities and approaches.

Name and Age

Dr. Maida’s qualifications to serve on the Board of Directors include the extensive experience he has gained holding senior management positions, including chairman, president, chief financial officer and chief executive officer, at various biotechnology and biopharmaceutical companies. He has successfully raised financing from venture capital and strategic investors for biopharmaceutical companies and he currently provides consulting services to hedge funds, venture capital firms interested in biopharmaceutical firms. Furthermore, Dr. Maida’s vast knowledge in the area of clinical development of oncology products and product acquisitions, in addition to his continuous research in the field of oncology, provides unique and valuable insight to our Board of Directors. As a result, Dr. Maida is well qualified to serve on our Board of Directors.

Gilles R. Gagnon, M.Sc., M.B.A., ICD.D (59)

Mr. Gagnon was appointed by the Board of Directors to serve as a director of Spectrum in March 2012. Previously, he served as President of Spectrum Pharma Canada Inc., an affiliate of Spectrum, from 2008 to 2012. Prior to joining Spectrum, Mr. Gagnon was the President and Chief Executive Officer of Æterna Zentaris (AEZS), a Nasdaq-listed biopharmaceutical company focused on oncology and endocrinology. Prior to this position, he served as Vice President, Corporate Development at Æterna Laboratories since 1999, became President and Chief Operating Officer in 2001 and then President and Chief Executive Officer in January 2003, following the acquisition of Zentaris from German-based Degussa AG in December 2002. Prior to joining Æterna Zentaris, he was Vice President, External Affairs for Novartis Pharma Canada Inc. from 1996 to 1999. Prior to that, from 1989 to 1996, Mr. Gagnon held various positions including Executive Director, Corporate Planning and Business Development, Senior Director, Strategic Alliances, General Manager, Governments Affairs and Access to Market and Director of Professional Services at Sandoz Pharmaceuticals Inc. He started his career at Atomic Energy of Canada as a sales representative for the Radiopharmaceutical Division. Mr. Gagnon is regularly invited to speak at many management conferences and is co-author of numerous scientific and business related articles. Throughout his career in the pharmaceutical industry, Mr. Gagnon was especially involved in corporate development, alliance management, as well as marketing functions where he participated in the launch of nine innovative pharmaceutical products, in addition to his general management functions.

Mr. Gagnon has also participated in several international committees and strategic advisory boards. As a commitment to participate in the building of a strong biopharmaceutical sector in Canada, Mr. Gagnon served five years on the Executive Committee and the board of directors of Canada’s Research-Based Pharmaceutical Companies (“Rx&D”) where he represented members from the biopharmaceutical sector and pioneered the Rx&D’s biopartnering initiative. He was recently re-elected to the board of Rx&D Canada. He is also a member of the board of directors of Ceapro Inc. (“CZO-TSX-V”), BioQuebec (Chairman) and Montreal In Vivo. Ceapro is a Canadian growth-stage biotechnology company whose primary business activities relate to the development

Name and Age

and commercialization of active ingredients for personal care and cosmetic industries. Overall, Mr. Gagnon spent more than 30 years in the management of healthcare related organizations in both hospital administration (eight years) and in the pharmaceutical industry (22 years) where he held several executive positions.

Mr. Gagnon holds post graduate degrees in pharmacology (M.Sc.) and administration (M.B.A.) from the Université de Sherbrooke and a certificate in General Management from the London Business School, UK. He completed the Directors Education Program at the Rotman School of Management of University of Toronto and is a member of the Canadian Institute of Corporate Directors.

Mr. Gagnon’s qualifications to serve on the Board of Directors include his extensive experience in the healthcare and pharmaceutical industries, including his prior experience as Chief Executive Officer of Æterna Zentaris, a similar biotechnology company. As a result, Mr. Gagnon is well qualified to serve on our Board of Directors.

Rajesh C. Shrotriya, M.D. (69)	Dr. Shrotriya has been Chairman of the Board, Chief Executive Officer and President since August 2002 and a director of Spectrum since June 2001. From September 2000 to August 2002, Dr. Shrotriya served as President and Chief Operating Officer of Spectrum. Dr. Shrotriya also serves as a member of the board of directors of Antares Pharma, Inc., a NASDAQ-listed drug delivery systems company. Prior to joining Spectrum, Dr. Shrotriya held the position of Executive Vice President and Chief Scientific Officer from November 1996 until August 2000, and as Senior Vice President and Special Assistant to the President from November 1996 until May 1997, for SuperGen, Inc., a publicly-held pharmaceutical company focused on drugs for life-threatening diseases, particularly cancer. From August 1994 to October 1996, Dr. Shrotriya held the positions of Vice President, Medical Affairs and Vice President, Chief Medical Officer of MGI Pharma, Inc., an oncology-focused biopharmaceutical company. Dr. Shrotriya spent 18 years at Bristol-Myers Squibb Company (“BMS”), a NYSE-listed pharmaceutical company, in a variety of positions, most recently as Executive Director, Worldwide CNS Clinical Research. Previously, Dr. Shrotriya held various positions at Hoechst Pharmaceuticals, most recently as Medical Advisor. Dr. Shrotriya was an attending physician and held a courtesy appointment at St. Joseph Hospital in Stamford, Connecticut. In addition, he received a certificate for Advanced Biomedical Research Management from Harvard University. Dr. Shrotriya received an M.D. from Grant Medical College, Bombay, India, in 1974; a D.T.C.D. (Post Graduate Diploma in Chest Diseases) from Delhi University, V.P. Chest Institute, Delhi, India, in 1971; an M.B.B.S. (Bachelor of Medicine and Bachelor of Surgery – equivalent to an M.D. degree in the U.S.) from the Armed Forces Medical College, Poona, India, in 1967; and a B.S. in Chemistry from Agra University, Aligarh, India, in 1962.

Dr. Shrotriya is a demonstrated leader in the biopharmaceutical industry. His significant leadership experience includes over ten years of serving as our Chairman and Chief Executive Officer as well as his service on the

Name and Age

board of directors of Antares Pharma, Inc. Dr. Shrotriya has held prior leadership roles in the biopharmaceutical industry including his positions as our President and Chief Operating Officer, as the executive vice president and chief scientific officer for a publicly-held pharmaceutical company, and 18 years of experience in various positions he held in BMS. Dr. Shrotriya’s significant leadership experience in the biopharmaceutical sector, along with his experience as a physician and his expertise in drug development, makes his well-qualified to serve on our Board of Directors.

Dolatrai “Dinesh” Vyas, Ph.D. (69)	Dr. Vyas has 31 years’ tenure in oncology drug discovery research at Bristol-Myers Squibb Company (“BMS”), a NYSE-listed pharmaceutical company, most recently as a Group Director and Distinguished Research Fellow. In 1980, he joined BMS in the Antitumor Chemistry department and was involved in National Cancer Institute/National Institute of Health funded collaborative research efforts on discovery of novel natural product based cytotoxics to treat human neoplasms (tumors). In 1984, he was promoted to Research Fellow and in subsequent years he held positions as an Associate Director, Director and Group Director, which culminated in 1999 in his last promotion at BMS as a Distinguished Research Fellow (Executive Level) in Oncology Discovery Chemistry at the Wallingford, Connecticut site. Dr. Vyas is considered one of the pioneers of the BMS oncology medicinal chemistry discovery efforts based on natural products derived cytotoxics. During this period he was also involved in BMS’s pioneering research on antibody drug conjugate (“ADC”) technology to target cytotoxics selectively to tumors. This technology in recent years has yielded valuable new biologics for treating a variety of cancers. In the last 15 years of his oncology research career at BMS, he was involved in discovery and development of personalized medicine research involving small molecule molecular targeted oncology therapeutics (e.g. kinase inhibitors). During his tenure at BMS in oncology drug discovery, he has participated in the discovery and development of 12 small molecules and one biologic (ADC) as clinical development candidates with one US Food and Drug Administration approved NDA. He has authored/co-authored over 110 publications and written numerous book chapters and review articles. He is also an inventor/co-inventor on more than 40 patents. He has been a plenary and invited speaker at conferences and at academic institutions in the US and abroad. In 1994 he was a co-organizer of American Chemical Society (ACS) Medicinal Chemistry Symposium on “Advances in Medicinal Chemistry of Taxol and Taxoids” at the 207th ACS National Meeting in San Diego, California. He is an elected member of the Connecticut Academy of Sciences and Engineering (“CASE”) and is also on the editorial board of Medicinal Research Reviews. He has participated in National Institute of Health and CASE study sections to review small business industry research proposals and biomedical research proposals for funding in Connecticut, respectively. Dr. Vyas retired from BMS in 2011 and has subsequently formed a research and development consulting company, Dinesh Vyas, LLC. Currently, he is consulting for two India-based pharmaceutical companies. Dr. Vyas received a B.Sc. with honors degree in Chemistry/Geology from University College Nairobi (Kenya), University of East Africa in 1967 and a Ph.D. degree in Organic Chemistry from Queens University, Kingston, Canada in 1972.

Name and Age

Dr. Vyas was recommended to the Nominating and Corporate Governance Committee by Dr. Lenaz, one of our current directors, and his nomination was subsequently approved by the Committee and the full Board. Dr. Vyas brings to the Board of Directors over 30 years of experience in the healthcare industry, especially in oncology drug research and development. As a result, Dr. Vyas is well qualified to serve on our Board of Directors.

Raymond W. Cohen (54)

Mr. Cohen is an accredited public company director and veteran life science executive with over 25 years in the healthcare industry. Since January 2013, Mr. Cohen has served as the Executive Chairman of JenaValve Technology Inc., a Munich-based privately-held manufacturer and marketer of transcatheter aortic valve systems. Mr. Cohen also currently serves on the Board of Directors of the following companies; Syncroness, Inc., a private engineering and product development firm. LoneStar Heart, Inc., a privately-held developer of novel biotherapeutics for the treatment of congestive heart failure, and BioLife Solutions Inc. (OTC:BLFS), a manufacturer and marketer of preservation media for human cells and tissue. Mr. Cohen is also an advisor to Fjord Ventures, LLC., a life science incubator based in Laguna Hills, California. From 2010 to 2013, Mr. Cohen served as the Chief Executive Officer and member of the Board of Directors of Vessix Vascular, Inc., a developer of a novel RF balloon catheter technology for treatment of hypertension that was acquired by Boston Scientific Corp. in November 2013 in a structured transaction valued at $425 million. From 1997 to 2006, Mr. Cohen served as Chairman and Chief Executive Officer of NASDAQ-listed, Irvine, California based, Cardiac Science, Inc., a manufacturer of external automatic defibrillators. In 2008, Mr. Cohen was named by AeA as the Private Company Life Science CEO of the Year. Mr. Cohen was named Entrepreneur of the Year in 2002 by the Orange County Business Journal. Mr. Cohen holds a B.S. in Business Management from Binghamton University.

Mr. Cohen was recommended to the Nominating and Corporate Governance Committee by our outside legal counsel, and his nomination was subsequently approved by the Committee and the full Board. Mr. Cohen brings to the Board of Directors over 25 years of experience as an executive in the healthcare industry, including serving as Executive Chairman or Chief Executive Officer at several prominent companies. He also serves on the Board of Directors of multiple life science companies. As a result, Mr. Cohen is well qualified to serve on our Board of Directors.

Director Compensation

For service during 2012, directors who are not employees of the Company, which we refer to as “non-employee directors,” received an annual retainer of $50,000. In addition, non-employee directors were entitled to receive additional retainer fees for their Board committee positions, pursuant to the fee table below. Non-employee directors were also reimbursed for certain out-of-pocket expenses incurred with respect to their attendance at Board and committee meetings.

Non-Employee Director Fees

Annual Retainer (All)	$50,000
Additional Annual Retainer for Audit Committee Chairperson	$10,000
Additional Annual Retainer for Compensation Committee Chairperson	$10,000

Also for services in 2012, under the 2009 Incentive Award Plan, or the 2009 Plan, each non-employee director was granted options to purchase up to 20,000 shares of our common stock at an exercise price of $11.34 per share, the closing price of our common stock on the date of grant. The options vest as to 25% of the shares on the date of grant, and the remaining shares vest in three equal increments on the first three anniversaries of the date of grant. Furthermore, under the 2009 Plan, each non-employee director was also issued 10,000 restricted shares of our common stock, which were fully vested on the date of grant.

The following table shows fiscal 2012 compensation for our non-employee directors. Directors who were employees did not receive any additional compensation for their services as directors.

Non-Employee Director Compensation

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Option Awards ($)(1)	Total ($)
Krishan K. Arora	50,000	113,400	114,762	278,162
Gilles R. Gagnon(2)	37,500	113,400	167,793	318,693
Anton Gueth(2)	37,500	113,400	167,793	318,693
Stuart M. Krassner	60,000	113,400	114,762	288,162
Luigi Lenaz	50,000	113,400	114,762	278,162
Anthony E. Maida	60,000	113,400	114,762	288,162
Dilip J. Mehta(3)	25,000	—	—	25,000

(1)	Represents the grant date fair value of the award calculated in accordance with ASC Topic 718.

(2)	The fees and option award amounts paid to this director were prorated since this director was appointed to the Board after the beginning of fiscal 2012.

(3)	Dr. Mehta retired at the 2012 annual meeting of stockholders and his fees were prorated accordingly.

Options Held by Directors and Director Nominees at Fiscal Year-End 2012

Name	Options
Gilles R. Gagnon	32,500
Stuart M. Krassner	270,000
Luigi Lenaz	145,000
Anthony E. Maida	255,000
Dolatrai Vyas	10,000

PROPOSAL 2 — RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of our Board is responsible for the appointment, compensation, retention and oversight of the work of our independent registered public accounting firm. The Audit Committee has selected Ernst & Young LLP, or E&Y, as our independent registered public accounting firm for fiscal year 2013 and has further directed that management submit the selection of the independent registered public accounting firm for ratification by our stockholders at the Annual Meeting.

Although ratification by our stockholders is not a prerequisite to the Audit Committee’s ability to select our independent registered public accounting firm, the Audit Committee believes that asking our stockholders to ratify the selection is advisable and in the best interests of our stockholders, and represents an important corporate governance practice. Accordingly, stockholders are being asked to ratify, confirm and approve the selection of E&Y as our independent registered public accounting firm to conduct the annual audit of our consolidated financial statements and our internal controls over financial reporting for fiscal year 2013. If the stockholders do not ratify the selection of E&Y, the selection of our independent registered public accounting firm will be reconsidered by the Audit Committee; provided, however, the Audit Committee may select E&Y even if our stockholders do not ratify E&Y’s selection. If the appointment of E&Y is ratified, the Audit Committee will continue to conduct an ongoing review of E&Y’s scope of engagement, pricing and work quality, among other factors, and will retain the right to replace E&Y at any time. There will be representatives from E&Y present at the Annual Meeting. They may make a statement if they desire to do so and will be available to answer appropriate questions from stockholders.

Proxies received in response to this solicitation will be voted “FOR” the approval of Ernst & Young LLP unless otherwise specified in the proxy.

Board Recommendation

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” PROPOSAL 2.

Independent Registered Public Accounting Firms Fees

The following summarizes aggregate fees billed to us by our independent registered public accounting firm, E&Y, for the fiscal years ended December 31, 2012 and 2011:

	2012	2011
Audit Fees	$884,975	$404,431
Audit-related Fees	107,000	80,305
Tax Fees	360,125	322,950

Total	$1,352,100	$807,686

The fees billed to us by E&Y during or related to our 2012 and 2011 fiscal years consist solely of audit fees, audit-related fees and tax fees, as follows:

Audit Fees.    Represents the aggregate fees billed to us for professional services rendered for the audit of our annual consolidated financial statements and our internal controls over financial reporting, for the reviews of our consolidated financial statements included in our Form 10-Q filings for each fiscal quarter, and the preparation of comfort letters and consents with respect to registration statements.

Audit-related Fees.    Represents the aggregate fees billed to us for assurance and related services that are reasonably related to the performance of the audit and review of our consolidated financial statements that are not already reported in Audit Fees. These services include accounting consultations and attestation services that are not required by statute.

Tax Fees.    Represents the aggregate fees billed to us for professional services rendered for tax returns, compliance and tax advice.

All Other Fees.    We did not incur any other fees to E&Y during the 2012 and 2011 fiscal years.

Policy on Audit Committee Pre-approval of Audit and Permissible Non-audit Services of Independent Auditor

All audit and non-audit services by our independent registered public accounting firm were pre-approved by our Audit Committee. For audit services, the independent accountant provides the Audit Committee with an audit plan, including proposed fees in advance of the annual audit. The Audit Committee approves the plan and fees for the audit. Pursuant to its charter, the Audit Committee may establish pre-approval policies and procedures, subject to SEC and NASDAQ rules and regulations, to approve audit and non-audit services; however, it has not yet done so.

PROPOSAL 3 — ADVISORY VOTE ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS (“SAY-ON-PAY”)

In compliance with the Dodd-Frank Wall Street Reform and Consumer Protection Act, or the Dodd-Frank Act, we are providing our stockholders the opportunity to cast a non-binding advisory vote regarding the compensation of our named executive officers identified in the Compensation Discussion and Analysis section of this Proxy Statement. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the compensation philosophy and objectives described in this Proxy Statement. The compensation of our named executive officers is disclosed in the Compensation Discussion and Analysis section of this Proxy Statement, as well as the compensation tables and related narrative disclosure contained in this Proxy Statement.

Compensation Philosophy and Objectives

The Compensation Committee’s executive compensation philosophy is to attract and retain professionals of the highest caliber, who are capable of leading Spectrum to fulfill our ambitious business objectives. The Committee seeks to implement its compensation philosophy by offering competitive compensation opportunities that reward executives for advancing long and short-term financial and strategic goals. When reviewing and approving our executive compensation program, the Committee is guided by the following four key principles:

•	Attract executives with the proper experience and skills required to achieve our business objectives

•	Condition a significant portion of potential total compensation on the achievement of Company and individual performance targets, which are designed to create long-term stockholder value

•	Provide a significant portion of total compensation through the grant of restricted shares and options to align the interests of our executive officers with those of our stockholders

•	Provide for time-based vesting of stock and option awards to encourage executive officers to remain with the Company over a meaningful period of time (generally at least three years)

Highlights of 2012 Performance

Below is a brief summary of the financial and strategic developments that we believe made 2012 a successful year:

•

We achieved revenue growth in each quarter during 2012. Our total revenues grew 39%, from $193.0 million in 2011 to $267.7 million in 2012, our net income grew 95%, from $48.5 million in 2011 to $94.5 million in 2012, and our net cash flow from operations grew from $43.3 million in 2011 to $72.0 million in 2012.

•

We expanded our products and commercial footprint with the addition of FOLOTYN® through our acquisition of Allos Therapeutics. FOLOTYN complements our two oncology products that are already on the market, FUSILEV® and ZEVALIN®.

•	We acquired ex-U.S. rights to market ZEVALIN, which combined with our existing rights gave us worldwide rights.

•	We also gained worldwide rights to develop and market SPI-2012, our mid-stage conjugated granulocyte colony-stimulating factor for neutropenia (loss of white blood cells) after chemotherapy.

•

At the end of 2012, we had approximately $143 million in cash, cash equivalents and investments. In addition, in December 2012, we paid a special cash dividend of $0.15 per share of common stock, the first dividend we have ever paid on common stock.

For 2012, the Committee established aggressive financial and strategic goals for the Chief Executive Officer and our other named executive officers, the achievement of which the Committee believed to be of paramount importance to the continued success of the Company and the accrual of long-term value to our stockholders.

Although the goals established by the Committee at the beginning of 2012 were aggressive, the Committee determined that they were all met or exceeded. The total compensation paid to our named executive officers in 2012, as determined by the Committee, was ultimately strongly correlated with the achievement of these financial and strategic goals.

Stockholders are urged to read the Compensation Discussion and Analysis section of this Proxy Statement, which discusses in detail our 2012 compensation program and decisions made by the Committee with respect to the compensation of our executive officers.

“Say-on-Pay” Vote

This non-binding advisory stockholder vote, commonly referred to as a “Say-on-Pay” vote, gives you as a stockholder the opportunity to approve or not approve the compensation of the named executive officers that is disclosed in this Proxy Statement by voting for or against the following resolution (or by abstaining with respect to the resolution):

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion is hereby APPROVED.”

This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this Proxy Statement. Because your vote is advisory, it will not be binding on the Board of Directors, the Committee or Spectrum. However, the Board of Directors and the Committee will, in their discretion, consider your vote when making future executive compensation decisions.

Proxies received in response to this solicitation will be voted “FOR” the approval, on an advisory basis, of the compensation of our named executive officers disclosed in this Proxy Statement unless otherwise specified in the proxy.

Board Recommendation

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL, ON A NON-BINDING ADVISORY BASIS, OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS AS DESCRIBED IN THE COMPENSATION DISCUSSION AND ANALYSIS SECTION OF THIS PROXY STATEMENT.

CORPORATE GOVERNANCE

Board Independence

In determining whether members of our Board of Directors are independent, the Board reviews a summary of the relationships of each director with Spectrum and other facts relevant to the analysis of whether the directors qualify as independent directors under the NASDAQ Listing Rules.

The Board of Directors has affirmatively determined that Drs. Krassner, Maida and Vyas, and Mr. Cohen, are independent directors pursuant to the NASDAQ Listing Rules. All members of the Audit, Compensation, and Nominating and Corporate Governance Committees are independent pursuant to the NASDAQ Listing Rules and the rules promulgated by the SEC.

Board Meeting Attendance

Our Board of Directors met 13 times and acted by unanimous written consent six times during 2012. During the year, overall attendance by directors was 99% at Board meetings and 98% at committee meetings, and each director attended 75% or more of the aggregate meetings of our Board of Directors and the committees on which such director served. Our policy is that every director is expected to attend the annual meeting of our stockholders in-person. If a director is unable to attend a meeting, he or she must notify the Board and attempt to participate in the meeting telephonically, if possible. All of our Board members attended the 2012 Annual Stockholder Meeting. Our Board of Directors met in executive sessions without management 13 times during 2012.

Board Committees

Our Board of Directors has standing Audit, Compensation, Placement, Product Acquisition and Nominating and Corporate Governance Committees. Our Audit, Compensation and Nominating and Corporate Governance Committees each act pursuant to a written charter. Copies of the Audit, Compensation and Nominating and Corporate Governance Committee charters are posted on our website at http://www.sppirx.com. The Board intends to reevaluate the composition of the committees at its initial meeting immediately following the Annual Meeting.

Board Committee Membership

as of December 31, 2012

Name	Audit Committee	Compensation Committee	Placement Committee	Nominating and Corporate Governance Committee	Product Acquisition Committee
Krishan K. Arora	*	*	*	*
Gilles R. Gagnon					*
Anton Gueth	*		*	*
Stuart M. Krassner	*	**	*	*
Luigi Lenaz					*
Anthony E. Maida	**	*	*	**	*
Rajesh C. Shrotriya			**		**

*	Member.

**	Chair.

Audit Committee.    During 2012, the Audit Committee was comprised of Drs. Maida (Chair), Arora and Krassner, and Mr. Gueth, each of whom satisfied the NASDAQ and SEC rules for Audit Committee membership. The Audit Committee held five meetings and did not act by unanimous written consent during 2012. Our Board of Directors determined that Drs. Maida, Arora and Krassner were Audit Committee “financial experts” within the meaning of SEC rules.

Principal responsibilities of the Audit Committee include but are not limited to:

•	Appointing, compensating, retaining and overseeing the work of the independent registered public accounting firm;

•	Reviewing independence qualifications and quality controls of the independent registered public accounting firm;

•	Overseeing and monitoring internal controls, procedures, the audit function, accounting procedures and financial reporting process; and

•	Reading and discussing with management and the independent registered public accounting firm the annual audited, and quarterly unaudited, financial statements.

Compensation Committee.    In 2012, the Compensation Committee was comprised of Drs. Krassner (Chair), Arora and Maida. The Compensation Committee held two meetings and acted by unanimous written consent one time during 2012. Our Board of Directors determined that each of the members was “independent” within the meaning of the NASDAQ Listing Rules and a “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act.

For additional information about the role and responsibilities of the Compensation Committee, as well as the role that compensation consultants play in the executive compensation process, see the discussions under the headings “Role of Compensation Committee” and “Peer Group Data” in the Compensation Discussion and Analysis portion of this Proxy Statement.

Placement Committee.    In 2012, the Placement Committee was comprised of Drs. Shrotriya (Chair), Krassner, Maida and Arora, and Mr. Gueth. The Placement Committee has the authority to act on behalf of the Board for approving and evaluating all issuances of our securities (other than stock options, restricted stock and other grants for compensation purposes, which is handled by the Compensation Committee or the Board), including the authority to set the terms of each security being issued, including, without limitation, common stock, warrants, preferred stock or other securities convertible into common stock. The Placement Committee did not meet during 2012.

Nominating and Corporate Governance Committee.    In 2012, the Nominating and Corporate Governance Committee was comprised of Drs. Maida (Chair), Arora and Krassner, and Mr. Gueth. Our Board of Directors determined that each of the members was “independent” under the NASDAQ Listing Rules. The Nominating and Corporate Governance Committee’s responsibilities include, but are not limited to: the identification and recommendation of nominees for election as directors by the stockholders; the identification and recommendation of candidates to fill any vacancies on our board; and the recommendation of policies and standards of corporate governance. The Nominating and Corporate Governance Committee met one time in 2012.

In selecting and making recommendations to the Board for director nominees, the Nominating and Corporate Governance Committee may consider suggestions from many sources, including our stockholders. Any such director nominations, together with appropriate biographical information and qualifications, should be submitted by the stockholder(s) to the Chairman of the Nominating and Corporate Governance Committee of our Board of Directors, c/o Spectrum Pharmaceuticals, Inc., 11500 South Eastern Avenue, Suite 240, Henderson, Nevada 89052. Director nominees submitted by stockholders are subject to the same review process as director nominees submitted from other sources, such as other Board members or senior management. No director nominations by stockholders have been received as of the filing of this Proxy Statement.

The Nominating and Corporate Governance Committee considers a number of factors when reviewing potential nominees for the Board. The factors which are considered by the Nominating and Corporate Governance Committee include the following: the candidate’s ability and willingness to commit adequate time to

Board and committee matters; the fit of the candidate’s skills and personality with those of other directors and potential directors in building a Board that is effective, collegial and responsive to our needs; the candidate’s personal and professional integrity, ethics and values; the candidate’s experience in corporate management, such as serving as an officer or former officer of a publicly-held company; the candidate’s experience in our industry and with relevant social policy concerns; the candidate’s experience as a Board member of another publicly-held company; whether the candidate would be “independent” under applicable standards; whether the candidate has practical and mature business judgment; and the candidate’s academic expertise in an area of our operations. In addition to the factors set forth above, the Nominating and Corporate Governance Committee also strives to create diversity in perspective, background and experience in the Board as a whole.

In identifying, evaluating and selecting future potential director nominees for election at each Annual Meeting of Stockholders and nominees for directors to be elected by the Board to fill vacancies and newly created directorships, the Nominating and Corporate Governance Committee engages in a selection process. In identifying potential nominees, the Nominating and Corporate Governance Committee will consider as potential director nominees candidates recommended by various sources, including any member of the Board, any of our stockholders or senior management. In appropriate circumstances, the Nominating and Corporate Governance Committee may also hire a search firm to help locate qualified candidates. Once potential nominees are identified, they are initially reviewed by the Chairman of the Nominating and Corporate Governance Committee, or in the Chairman’s absence, any other member of the Nominating and Corporate Governance Committee delegated to initially review director candidates. The reviewing member of the Nominating and Corporate Governance Committee will make an initial determination in his or her own independent business judgment as to the qualifications and fit of such director candidates based on the criteria set forth above. If the reviewing member determines that it is appropriate to proceed, the Chief Executive Officer and at least one member of the Nominating and Corporate Governance Committee will interview the prospective director candidate(s). The full Nominating and Corporate Governance Committee may interview the candidates as well. The Nominating and Corporate Governance Committee will provide informal progress updates to the Board and will meet to consider and recommend final director candidates to the entire Board of Directors. Our Board of Directors determines which candidates are nominated or elected to fill a vacancy.

Product Acquisition Committee.    In 2012, the Product Acquisition Committee was comprised of Drs. Shrotriya (Chair), Lenaz and Maida, and Mr. Gagnon. The Product Acquisition Committee is responsible for evaluating our product acquisition opportunities. The Product Acquisition Committee did not meet during 2012. Instead, the full Board previously considered and approved the 2012 investments and activities related to product acquisitions.

Board Leadership Structure

Currently, our Chief Executive Officer, Dr. Rajesh C. Shrotriya, serves as Chairman of our Board of Directors. The Board believes that Dr. Shrotriya is the director best situated to identify strategic opportunities for our Company and to focus the activities of the Board due to his full-time commitment to the business and his long tenure with our Company. The Board also believes that Dr. Shrotriya’s dual roles as Chairman of the Board and Chief Executive Officer promotes effective execution of our business strategy and facilitates information flow between management and the Board. Our Board has determined that maintaining the independence of a majority of our directors helps maintain the Board’s independent oversight of management and ensures that the appropriate level of independence is applied to all Board decisions. In addition, our Audit, Compensation and Nominating and Corporate Governance Committees, which oversee critical matters such as our accounting principles, financial reporting processes and system of disclosure controls and internal controls over financial reporting, our executive compensation program and the selection and evaluation of our directors and director nominees, each consist entirely of independent directors.

Risk Oversight

Management is responsible for identifying our risk exposures and communicating such exposures to our Board. Our Board is responsible for implementing our risk oversight responsibilities. The Board does not have a standing risk management committee, but administers this function directly through the Board as a whole, as well as through committees of the Board. For example, the Audit Committee assists the Board in its risk oversight function by reviewing and discussing with management our accounting principles and procedures, financial reporting processes and system of disclosure controls and internal controls over financial reporting. The Nominating and Corporate Governance Committee assists the Board in its risk oversight function by periodically reviewing and discussing with management important corporate governance principles and practices and by considering risks related to our director nominee evaluation process. The Compensation Committee assists the Board in its risk oversight function by overseeing compliance with our executive compensation programs and considering risks relating to the design of our executive compensation programs and arrangements. In addition, our compliance officer monitors our corporate compliance program and our compliance with applicable laws, rules and regulations and provides reports to our Board with respect to compliance matters and any related issues. The full Board considers strategic risks and opportunities and receives reports from the committees regarding risk oversight in their areas of responsibility as necessary. We believe our Board leadership structure facilitates the division of risk management oversight responsibilities among the Board committees and enhances the Board’s effectiveness in fulfilling its oversight function with respect to different areas of our business risks and our risk mitigation practices.

Communications with the Board of Directors

Stockholders who wish to contact members of our Board of Directors may send email correspondence to: ir@sppirx.com. If stockholders would like to write to the Board of Directors, they may also send written correspondence to the following address: Spectrum Pharmaceuticals, Inc., Board of Directors, 11500 South Eastern Avenue, Suite 240, Henderson, Nevada 89052. Stockholders should provide proof of share ownership with their correspondence. It is suggested that stockholders also include contact information. All stockholder communications will be received and processed by the Investor Relations Office, and then directed to the appropriate member(s) of the Board of Directors. In general, correspondence relating to accounting, internal accounting controls or auditing matters will be referred to the chairperson of the Audit Committee, with a copy to the Nominating and Corporate Governance Committee. All other correspondence will be referred to the chairperson of the Nominating and Corporate Governance Committee. To the extent correspondence is addressed to a specific director or requires a specific director’s attention, it will be directed to that director.

CODE OF BUSINESS CONDUCT AND ETHICS

We have adopted a Code of Business Conduct and Ethics that applies to all of our directors, officers and employees, including the principal executive officer, principal financial officer, principal accounting officer, controller or persons performing similar functions. A copy of the Code of Business Conduct and Ethics will be provided to any person, without charge, upon verbal request to (702) 835-6300 or upon written request to Investor Relations, Spectrum Pharmaceuticals, Inc., 11500 South Eastern Avenue, Suite 240, Henderson, Nevada 89052. Amendments to the Code of Business Conduct and Ethics that apply to our principal executive officer, principal financial officer, principal accounting officer, controller or persons performing similar functions, if any, will be posted on our website at www.sppirx.com. We will disclose any waivers of provisions of our Code of Business Conduct and Ethics that apply to our directors and principal executive, financial and accounting officers by disclosing such information on a Current Report on Form 8-K.

REPORT OF THE AUDIT COMMITTEE

The following Report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any of our other filings under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent we specifically incorporate this Report by reference therein.

The Audit Committee of our Board of Directors is responsible for assisting our Board of Directors in fulfilling its oversight responsibilities regarding Spectrum’s financial accounting and reporting process, system of internal control, audit process, and process for monitoring compliance with laws and regulations. The Audit Committee operates pursuant to a written charter, a copy of which is posted on our website at www.sppirx.com. The Audit Committee met five times and did not act by unanimous written consent during fiscal 2012. All members of the Audit Committee are non-employee directors and satisfy the current NASDAQ Global Market Listing Standards and SEC requirements with respect to independence, financial literacy and experience.

Management of Spectrum has the primary responsibility for Spectrum’s consolidated financial statements as well as Spectrum’s financial reporting process, accounting principles and internal controls. Ernst & Young LLP, the independent registered public accounting firm, is responsible for performing an audit of Spectrum’s consolidated financial statements and internal control over financial reporting, and expressing an opinion as to the conformity of such financial statements with generally accepted accounting principles and the effectiveness of Spectrum’s internal control over financial reporting.

In this context, the Audit Committee has reviewed and discussed the audited consolidated financial statements of Spectrum as of and for the year ended December 31, 2012 with Spectrum’s management and the independent registered public accounting firm. The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight Board, or PCAOB, in Rule 3200T. The Audit Committee has also received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB (Rule 3526) regarding the independent accountants’ communications with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm the accounting firm’s independence.

Based on the foregoing, the Audit Committee has recommended to our Board of Directors the inclusion of the audited consolidated financial statements in Spectrum’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012.

Anthony E. Maida, III, M.A., M.B.A., Ph.D., Chair

Stuart M. Krassner, Sc.D., Psy.D.

Krishan K. Arora, Ph.D.

Anton Gueth, M.P.A.

COMPENSATION DISCUSSION AND ANALYSIS

General

The Compensation Committee, which we refer to as the Committee for purposes of this Compensation Discussion and Analysis, is responsible for establishing the compensation of our “named executive officers” as well as certain other key management employees. In this section we discuss and analyze the compensation paid to our named executive officers for the fiscal year ended December 31, 2012. This section is divided into the following discrete parts:

•	Named Executive Officers

•	Executive Summary

•	Compensation Philosophy and Objectives

•	Role of Compensation Committee

•	Role of Executive Officers

•	Peer Group Data

•	Key Elements of Executive Compensation

•	Risk Assessment of Compensation Policies and Practices

Named Executive Officers

For the fiscal year ended December 31, 2012, the Committee determined that our named executive officers were as follows:

Name(1)	Title
Rajesh C. Shrotriya, M.D.	Chairman of the Board, Chief Executive Officer and President (Principal Executive Officer)

Joseph K. Keller(2)	Executive Vice President and Chief Operating Officer

Brett L. Scott	Senior Vice President and Acting Chief Financial Officer (Principal Financial Officer)

(1)	In accordance with the rules and regulations of the SEC, the Board of Directors has determined that these persons were the only three employees who were “executive officers” of the Company during 2012 based on their respective duties and responsibilities. Accordingly, they are the only persons who are eligible to qualify as “named executive officers” for purposes of this Compensation Discussion and Analysis.

(2)	Mr. Keller joined the Company on September 1, 2012.

Executive Summary

We are encouraged by Spectrum’s achievements in 2012, which we believe put us in a good position in 2013 to continue to work towards our long-term goals. Below is a brief summary of the financial and strategic developments that we believe made 2012 a successful year:

•

We achieved revenue growth in each quarter during 2012. Our total revenues grew 39%, from $193.0 million in 2011 to $267.7 million in 2012, our net income grew 95%, from $48.5 million in 2011 to $94.5 million in 2012, and our net cash flow from operations grew from $43.3 million in 2011 to $72.0 million in 2012. See the chart below for an illustration of our performance with respect to these financial metrics over the past three years.

(1)	For this purpose, “Cash Flow” is defined as net cash from operating activities as determined by reference to our Annual Reports on Form 10-K for the fiscal years ended December 31, 2012, December 31, 2011 and December 31, 2010.

•

We expanded our products and commercial footprint with the addition of FOLOTYN® through our acquisition of Allos Therapeutics. FOLOTYN is an approved chemotherapy drug used to treat relapsed or refractory peripheral T-cell lymphoma, which complements our two oncology products that are already on the market, FUSILEV® and ZEVALIN®.

•	We acquired ex-U.S. rights to market ZEVALIN, an approved chemotherapy drug used to treat non-Hodgkin’s lymphoma, which gave us worldwide rights.

•	We gained worldwide rights to develop and market SPI-2012, our mid-stage conjugated granulocyte colony-stimulating factor for neutropenia (loss of white blood cells) after chemotherapy.

•

We made key senior hires, adding Joseph (Ken) Keller as Executive Vice President and Chief Operating Officer, and Joe Turgeon as Senior Vice President and Chief Commercial Officer. Before joining Spectrum, both Ken and Joe had more than 20 years in key operational roles at major biopharmaceutical companies.

•

At the end of 2012, we had approximately $143 million in cash, cash equivalents and investments. In addition, in December 2012, we paid a special cash dividend of $0.15 per share of common stock, the first dividend we have ever paid on common stock.

For 2012, the Committee established aggressive financial and strategic goals for the Chief Executive Officer and our other named executive officers the achievement of which the Committee believed to be of paramount importance to the continued success of the Company and the accrual of long-term value to our stockholders. These goals included financial goals relating to revenue growth, increasing profitability, and managing our cash and cash equivalents. They also included strategic goals relating to acquiring commercial products, maintaining strategic alliances, managing our product pipeline, advancing clinical studies, and hiring key members of our management team.

Although the goals established by the Committee at the beginning of 2012 were aggressive, the Committee determined that they were all met or exceeded. The total compensation paid to our named executive officers in 2012, as determined by the Committee, was ultimately strongly correlated with the achievement of our 2012 financial and strategic goals, as described in greater detail below.

Of course, we will always face challenges in our business. As previously announced, the most significant recent challenge was a change in ordering patterns for FUSILEV, which caused us to reduce our revenue projections for 2013. Because such challenges are ever present in our business, we have followed a diversification strategy so that our future growth and success is not dependent on any one product.

Compensation Philosophy and Objectives

The Committee’s executive compensation philosophy is to attract and retain professionals of the highest caliber, who are capable of leading Spectrum to fulfill our ambitious business objectives. The Committee understands that competition for attracting the talent in the pharmaceutical industry is very intense, and that such competition is international in scope. The Committee also understands that, notwithstanding the Company’s strong financial performance over the past two years, it is still in the process of positioning itself to be a significant player in the market for specialty oncology and hematology treatments. As a result, our executive compensation packages must be designed to encourage exceptional candidates to make a decision to join Spectrum over other potential employers, including biotechnology and pharmaceutical companies that are much larger and better known than Spectrum. The Committee seeks to implement its compensation philosophy by offering competitive compensation opportunities that reward executives for advancing long and short-term financial and strategic goals.

When reviewing and approving our executive compensation program, the Committee is guided by the following four key principles:

•	Attract executives with the proper experience and skills required to achieve our business objectives

•	Condition a significant portion of potential total compensation on the achievement of Company and individual performance targets, which are designed to create long-term stockholder value

•	Provide a significant portion of total compensation through the grant of restricted shares and options to align the interests of our executive officers with those of our stockholders

•	Provide for time-based vesting of restricted share and option awards to encourage executive officers to remain with the Company over a meaningful period of time (generally at least three years)

The Committee takes into account various qualitative and quantitative indicators of Company and individual performance in determining the level and structure of compensation for the named executive officers. The Committee generally considers Company financial performance measures such as total revenue and profitability. The Committee also appreciates the importance of achievements that may be difficult to quantify, and accordingly recognizes qualitative factors such as the completion of the acquisition of commercial products, the advancement of product candidates, obtaining regulatory approvals, success in clinical trials, and demonstrated leadership ability.

The Committee generally believes that using a combination of three principal compensation elements—base salary, annual cash bonus, and equity awards—effectively supports our executive compensation objectives. The Committee also uses other compensation elements, including appropriate benefits and perquisites, which it views as a necessary portion of an effective executive compensation program. However, since Spectrum is a rapidly growing company, the Committee believes it is difficult to pinpoint specific competitive market levels to target for each element of compensation. Instead, the Committee strives to position the potential “total compensation” delivered to the named executive officers at the top end of a pre-identified peer group in order to recruit and retain top talent, compensate the named executive officers for exceptional Company performance, and encourage outstanding future performance. In particular, in establishing total compensation for the named executive officers for 2012, the Committee recognized the Company’s exceptional financial performance in 2012.

In determining the value or amount paid with respect to each compensation element, the Committee generally seeks to weight the compensation mix heavily towards performance-based compensation, which we refer to as “at risk” compensation, and seeks to limit the level of guaranteed compensation (especially guaranteed cash compensation). In doing so, the Committee is mindful of the appropriate mix between guaranteed pay and at risk pay so as to mitigate compensation-related risk. The Committee also strives to provide a larger proportion of the “total compensation” opportunity in the form of non-cash components (such as restricted shares and options) rather than cash components (such as base salary and annual cash bonuses). The Committee does so to allow the named executive officers to be financially rewarded for exceptional Company performance and to further align the interests of the named executive officers with those of our stockholders. However, notwithstanding the foregoing general principles, the Committee has not established any formal policies or guidelines for allocating between long-term and currently paid compensation, cash and non-cash compensation, or “at risk” and “guaranteed” compensation.

Cash vs. Non-Cash Compensation

The following chart illustrates the various elements of the compensation package paid to the Chief Executive Officer in 2012. The cash components (base salary, annual cash bonuses, and “all other compensation”) of the Chief Executive Officer’s compensation package represented only 27% of his potential 2012 compensation and approximately 73% was in the form of non-cash components (restricted shares and options). These amounts are based on the amounts set forth in the Summary Compensation Table for base salary, bonus, stock awards, option awards, and “all other compensation.”

As is evident from the chart above, the majority of the Chief Executive Officer’s 2012 compensation was in the form of non-cash equity incentive opportunities. This is consistent with the Committee’s philosophy of providing a significant portion of total compensation through the grant of equity incentive awards (restricted shares and options) in order to weight compensation more heavily towards non-cash compensation and to align the interests of the Chief Executive Officer with those of our stockholders.

At Risk vs. Guaranteed Compensation

The following chart illustrates that the guaranteed pay (base salary and “all other compensation”) of the Chief Executive Officer was only 11% of his potential 2012 compensation and approximately 89% was at risk pay (annual cash bonuses and equity incentive awards) that was dependent on Company or individual performance (including performance of the Company’s stock price). These amounts are based on the amounts set forth in the Summary Compensation Table for base salary, bonus, stock awards, option awards, and “all other compensation.”

As is evident from the chart above, the vast majority of the Chief Executive Officer’s 2012 compensation was in the form of pay which was at risk, and therefore not guaranteed to be earned by the Chief Executive Officer. This is consistent with the Committee’s philosophy of providing a significant portion of potential total compensation based on the achievement of Company and individual performance targets, which are designed to be tied to the creation of long-term stockholder value.

The Committee believes that its overall executive compensation philosophy is effective at achieving its objectives of attracting and retaining top executives with the skills necessary to achieve our business objectives, aligning the interests of the executives with those of our stockholders, encouraging the achievement of short-term and long-term financial and strategic objectives, and properly allocating between “at risk” and “guaranteed” compensation.

Role of Compensation Committee

The Committee was appointed by the Board of Directors, and consists entirely of directors who are independent directors under the applicable NASDAQ Listing Rules, “outside directors” for purposes of Section 162(m) of the Code, and “non-employee directors” for purposes of Rule 16b-3 under the Exchange Act.

The Committee is responsible for, among other things, reviewing compensation information from peer group companies and other companies within our industry to generally consider our compensation plans in light of current market practices; reviewing and recommending to the full Board the compensation of the Chief Executive Officer and our other named executive officers, including the various elements of compensation; reviewing and recommending to the full Board offer letters, employment agreements, severance agreements and other arrangements with our named executive officers, and analyzing individual and Company achievements with respect to performance targets. The Committee also administers the Company’s equity-based compensation plans, and provides recommendations to the full Board regarding the grant of equity awards to the Chief Executive Officer and other named executive officers pursuant to those plans. In addition, the Committee prepared and approved the Report of the Compensation Committee for inclusion in this Proxy Statement. In performing its duties, the Committee, in its discretion, may retain or replace any independent counsel, compensation and benefits consultants or other outside expert or advisor that the Committee believes to be necessary or advisable, and the Committee has the sole authority to approve the compensation of such persons. The Committee met twice during 2012 and acted once by unanimous written consent.

Role of Executive Officers

The Committee generally solicits input from the Chief Executive Officer in determining the amount and elements of compensation payable to the named executive officers. The Chief Executive Officer also generally assists the Committee in establishing specific Company financial and strategic goals that are ultimately used to determine whether certain compensation elements (such as annual cash bonuses) have been earned. However, while the Chief Executive Officer discusses his recommendations with the Committee, he does not participate in deliberation or determination with respect to his own compensation.

The Committee relies on the recommendations of the Chief Executive Officer when assessing the individual performance of the other named executive officers. However, the ultimate determination of the amount of any cash or equity incentive awards is in the discretion of the full Board relying upon recommendations of the Committee.

The other members of management are not present at meetings of the Committee and such other persons do not participate in Committee discussions regarding executive compensation decisions.

Peer Group Data

In 2012, the Committee retained Radford, an Aon Hewitt company, to conduct a competitive review of our executive compensation program. Radford is a leading global provider of compensation services to life sciences companies. The Committee tasked Radford with compiling data on executive compensation at selected peer group companies, and with providing guidance on the Company’s compensation practices. Radford’s work also included analyzing the Company’s historical pay practices and presenting recommendations regarding the Company’s current pay practices, including with respect to our executive compensation philosophy, the amount of cash compensation (salary and annual cash bonuses), and the amount and mix of equity compensation. Radford presented a report to the Committee in September 2012, which the Committee reviewed and discussed with Radford.

The peer group that Radford selected, which the Committee approved, consisted of the following publicly traded pharmaceutical companies: Acorda Therapeutics, Alkermes, Amarin, Auxillium Pharmaceuticals, BioMarin Pharmaceutical, Cubist Pharmaceuticals, Dendreon, Halozyme Therapeutics, Idenix Pharmaceuticals, Incyte. Isis Pharmaceuticals, Jazz Pharmaceuticals, Momenta Pharmaceuticals, NPS Pharmaceuticals, Onyx Pharmaceuticals, Optimer Pharmaceuticals, Questcor Pharmaceuticals, Salix Pharmaceuticals, Santarus, SciClone Pharmaceuticals, The Medicines Company, Theravance, Vertex Pharmaceuticals, and ViroPharma (collectively, the “Peer Group”). In general, the Peer Group was selected based on companies the Committee perceived to be operating in the same industry, at a similar stage of development, and with a similar scale of operations. In particular, the Committee considered biotechnology/pharmaceutical companies that have at least one commercial product on the market, companies with revenues of between $100 million and $1 billion, and companies with market capitalization of between approximately $500 million and $3 billion.

The Radford report was used by the Committee to review and understand the level of total compensation, and the level and mix of base salaries, annual cash bonuses, annual and long-term equity incentive awards and other benefits and perquisites provided to executives of companies within the Peer Group. However, the Committee did not benchmark total compensation, or any particular component of executive compensation, to that of other companies. Instead, the Committee reviewed compensation data from other companies, including information from the Radford report and additional third-party compensation survey data, in an effort to obtain a general understanding of current compensation practices and as one of several components in making its executive compensation decisions. Additionally, the Committee took into consideration the achievements of performance goals. The goals are described in greater detail under the heading “Annual Cash Bonuses.”

Key Elements of Executive Compensation

In light of our executive compensation philosophy and objectives, the Committee has determined that the principal elements of compensation for our named executive officers shall be:

•	Base Salary

•	Annual Cash Bonus

•	Equity Incentive Awards (Restricted Shares and Options)

•	Benefits and Perquisites

•	Payments upon Termination of Employment or Change-in-Control

Information regarding each of these elements is provided in the following chart and then each element is discussed individually in greater detail below.

Type	Form	Purpose	Performance Criteria
Cash	Base Salary	Fixed annual compensation to attract and retain key executives; guaranteed base amount of compensation	Guaranteed pay; not performance-based

Cash	Annual Cash Bonuses	Incentive for executives to achieve Company and individual goals; encourage performance that leads to achievement of Company goals that are designed to create long-term stockholder value	At risk pay; Company and individual performance goals (both quantitative and qualitative) approved by the Committee in advance; goals for 2012 included revenue growth, increased profitability, cash management, commercial product acquisitions, product pipeline development, etc. (see “Annual Cash Bonuses” below)

Type	Form	Purpose	Performance Criteria

Equity	Equity Incentive Awards (Restricted Shares and Options)	Incentive to work towards achieving exceptional Company stock performance; encourage retention of key executives through time-based vesting; align interests of executives with those of stockholders	At risk pay; value accrues to executives through increases in Company stock price (see “Equity Incentive Awards” below)

Benefits and Perquisites	401(k) contributions; Deferred Compensation Plan; health and welfare benefits; long-term disability insurance; life insurance	Provide competitive, broad-based employee benefits structure necessary to attract and retain executives; benefits are generally offered to all full-time employees (with exception of Deferred Compensation Plan)	Guaranteed pay; not performance-based

Severance/Change of Control Payments	Employment Agreement for Chief Executive Officer; provisions of equity incentive plan awards	To recruit and retain key executives; maintain a stable and effective management team in the event of a change of control or other significant Company event	Not performance-based

Base Salary

We provide base salaries to attract and retain executives with the proper experiences and skill sets required to assist us in achieving our business objectives. Base salaries provide a guaranteed base level of compensation that comprises a standard element of executive compensation packages within our industry.

The base salaries of our named executive officers are established as part of an annual compensation review undertaken by the Committee. Base salaries for a particular fiscal year are generally established either at the end of the prior year or the beginning of the current year (in which case they are generally retroactive to the beginning of the year). The base salaries for 2012 were set by the Committee at the end of 2011.

In establishing the base salaries for 2012, the Committee considered each named executive officer’s role and level of responsibility at the Company, recent individual performance, perceived impact on Company results, and overall Company performance. The Committee also considered information regarding salary levels paid to executives with similar titles and levels of responsibility within the Peer Group, as provided in the Radford report.

In light of the consideration of these factors, the base salaries approved by the Committee for the named executive officers in 2011 and 2012 were as follows:

	2011	2012
Executive	Base Salary
Rajesh C. Shrotriya, M.D.(1).	$700,000	$800,000
Joseph K. Keller(2)	—	$525,000
Brett L. Scott(1)	$240,000	$250,000

(1)	Base salary changes for Dr. Shrotriya and Mr. Scott were effective on January 1, 2012.

(2)	Mr. Keller’s base salary was effective September 1, 2012, the date on which he was hired.

Annual Cash Bonuses

As discussed above, the Committee believes it is important to tie a meaningful portion of the total compensation potential for the named executive officers to the achievement of Company financial and strategic performance targets, as well as to the achievement of individual performance targets, that will result in the creation of long-term stockholder value. The Committee also seeks to limit guaranteed pay in favor of pay that is at risk. One compensation component that has historically been utilized to address these objectives is annual cash bonuses that are earned based on the achievement of pre-established Company and individual performance goals.

Chief Executive Officer. At the beginning of each year (or at the end of the prior year), the Committee, together with input from the Chief Executive Officer, reviews our financial and strategic objectives for the current (or the next) year and then establishes specific Company financial and strategic goals for the Chief Executive Officer. By establishing these goals in advance, the Committee sets appropriate Company and individual performance expectations for the Chief Executive Officer and makes him primarily accountable for the achievement of the goals, which the Committee believes will lead to our continued growth and success and result in the creation of long-term value for our stockholders. In general, the Chief Executive Officer will only receive payment with respect to achievement of the performance goals if he and the Company meet or exceed the various performance targets. The Committee typically awards annual cash bonuses to executives towards the end of the year (or at the beginning of the next year). Annual cash bonuses for 2012 were recommended by the Committee, approved by the Board, and paid in December 2012.

While the Committee generally does set Company and individual performance targets that must be met in order for the Chief Executive Officer to be eligible to receive an annual cash bonus (which targets are communicated to and reviewed by the Chief Executive Officer in advance), the Committee generally does not establish an actual targeted cash bonus amount for the Chief Executive Officer during the year. Instead, the actual cash bonus awarded to the Chief Executive Officer, if any, with respect to a particular fiscal year is ultimately determined by the Committee at the end of the year (or the beginning of the following year) based on an assessment of numerous factors, including the Company’s achievement with respect to the pre-established Company financial and strategic objectives, and the Chief Executive Officer’s achievement with respect to the pre-established individual performance targets, as well as a comprehensive review of overall Company performance, an assessment of the likely future performance of the Company, and a review of the information from the Peer Group, as set forth in the Radford report, about the level of annual cash bonus amounts (and total cash amounts) paid to similarly situated executive officers. Notably, while the annual cash bonuses paid by the Company have components of a performance-based incentive plan award, they also have a discretionary component to them. For this reason, the annual cash bonus amounts are generally disclosed as “bonuses” in the Summary Compensation Table (rather than as “non-equity incentive plan awards”).

For 2012, the Committee, together with input from the Chief Executive Officer, established the following key financial and strategic performance goals for the Company and the Chief Executive Officer:

Key Financial Goals	Achievement

1. Grow total revenue by at least 15%	Achieved; total revenues increased 39% from $193.0 million to $267.7 million.

2. Increase profitability by at least 10%	Achieved; total profit increased 95% compared to 2011.

3. At least $70 million of cash and cash equivalents at year end	Achieved; total cash and cash equivalents was $143 million as of December 31, 2012.

4. Continue to exercise tight control over cash used in operations.	Achieved; Net cash from operations was $72.0 million in 2012 as compared to $43.3 million in 2011.
Key Strategic Goals

1. Strategic Acquisitions

•  Acquire a marketed drug in the hematology/oncology space

•  Acquire world-wide rights for Zevalin

•  Acquire an early stage drug in clinical trials to continue to build product development pipeline

Achieved; expanded products with addition of FOLOTYN through the acquisition of Allos Therapeutics; acquired worldwide rights to market ZEVALIN; acquired worldwide rights to develop and market SPI-2012; advanced product candidates in mid- and late-stage development.

2. Development Pipeline • Continue active monitoring and advancement of clinical trials, including review of discontinued trials • Continue to actively manage alliances with drug development partners	Achieved; clinical trials managed according to plan; expect top line data from pivotal trial in relapsed refractory PTCL and to file new drug application (NDA) with FDA in 2013; continued to maintain excellent relationships with strategic partners.

3. Human Resources • Succession Planning • Hiring Key Officers • Adding Personnel in Clinical and Regulatory Functions	Achieved; hired an exceptional COO; made meaningful contributions toward the hiring, training and development of multiple key employees.

4. Investor Relations • Strategic Healthcare Conferences • Enhance Relationships with Investors and NASDAQ	Achieved; established new or continued presence at industry trade meetings and investment conferences.

5. Overall Leadership, Vision and Strategy	Achieved; worked to strengthen morale and team spirit; recruited new talent across departments; clearly communicated unified Company goals, values and commitment to excellence to all employees.

The determination by the Committee of achievement with respect to certain of these Company and individual performance targets did not involve quantitative measures. Instead, in these cases, the Committee’s determination of performance was necessarily subjective.

As summarized in the table above, the Committee determined that the Company and the Chief Executive Officer accomplished all of the major financial and strategic goals established by the Committee at the beginning of 2012. In doing so, the Company was able to substantially exceed its financial performance in 2011 and met or exceeded important strategic objectives that the Committee believed were critical to the Company’s continued success. Importantly, the Company also performed well as compared to the companies within the Peer Group, and within the NASDAQ Biotechnology Index, with respect to important financial metrics such as total revenue growth. In determining the amount of the annual cash bonus amount to award to the Chief Executive Officer, the Committee took into account these factors as well as the fact that the Chief Executive Officer had the principal authority and executive decision-making ability required to execute our various financial and strategic goals and objectives. In particular with respect to the latter point, the Committee noted that the Chief Executive Officer has been instrumental in our transformation from a small drug development company to a much larger biotechnology company with multiple commercial products and fully integrated commercial and drug development operations. The Committee believed that these accomplishments, in the aggregate, merited a significant annual cash bonus award in line with the prior year. In addition, in light of the Company’s performance relative to the Peer Group (and to the companies within the NASDAQ Biotechnology Index generally), the Committee felt the annual cash bonus award should be at or above the top end of annual cash bonuses for similarly situated officers in the Peer Group, as provided in the Radford report. The amount of the annual cash bonus paid to the Chief Executive Officer was recommended by the Committee and subsequently approved by the full Board (with the Chief Executive Officer abstaining from the decision).

Based on this assessment, and in light of the factors discussed above, the Committee approved a 2012 annual cash bonus award for the Chief Executive Officer in the amount set forth in the table below:

Name	2012 Annual Cash Bonus ($)
Rajesh C. Shrotriya, M.D.	1,600,000	(1)

(1)

As is evident from the Summary Compensation Table, notwithstanding the Company’s exceptional 2012 performance with respect to important quantitative and qualitative performance metrics, the 2012 annual cash bonus amount was approximately 16% lower than in 2011.

Other Named Executive Officers. The process for determining the annual cash bonus awards for our other named executive officers (besides the Chief Executive Officer), is generally similar to what is described above. For 2012, the Committee took into account the Company’s performance with respect to the financial and strategic performance goals already discussed above, as well as the individual performance of the other named executive officers. The Committee assessed the individual performances of the other named executive officers and also considered the recommendations of the Chief Executive Officer. The other named executive officers reported directly to the Chief Executive Officer throughout the year and so, the Committee believes, he was in a position to provide a meaningful assessment of their capabilities and contributions to the Company. However, the amount of the annual cash bonus paid to our other named executive officers was ultimately recommended by the Committee and subsequently approved by the full Board.

Based on this assessment, and in light of the factors discussed above, the Committee approved 2012 annual cash bonus awards for the other named executive officers in the amounts set forth in the table below:

Name	2012 Annual Cash Bonus ($)
Joseph K. Keller(1)	213,000
Brett L. Scott	50,000

(1)	Mr. Keller’s bonus was pro-rated for 2012 as his employment began on September 1, 2012.

Equity Incentive Awards

As discussed above, the Committee believes that it is important to provide a significant portion of the named executive officers’ total compensation through the grant of equity incentive awards in order to align the interests of our named executive officers with those of our stockholders. This also represents an additional way in which the Committee seeks to limit guaranteed pay in favor of pay that is at risk. Furthermore, the Committee believes that granting equity incentive awards that vest over time encourages executives to remain with the Company over a meaningful period of time. In order to accomplish these objectives, the Committee has historically granted the named executive officers a combination of options and restricted shares. While these types of awards are different in some respects, they are similar in that their respective values are directly tied to the price of our common stock.

During the past several years, we have granted options pursuant to the 2009 Plan, which was previously approved by our Board and stockholders. In accordance with the terms of the 2009 Plan, the exercise price of options granted pursuant to the 2009 Plan is set at the closing price of our common stock on the date of grant. We believe that options are an important element of total named executive officer compensation because options:

•

Are consistent with our philosophy of aligning the interests of our named executive officers with those of our stockholders, because value is created for the executives only if the share price of our common stock increases during the option term

•	Help to retain executives through the use of time-based vesting provisions that provide for vesting over a multi-year period.

During the past several years, we have also granted restricted shares pursuant to the 2009 Plan. Recipients are generally not required to pay for the shares of restricted stock, as they are granted for compensation purposes, although they are required to pay applicable taxes on the fair value of such grants as they vest. We believe restricted shares are an important element of total named executive officer compensation because restricted shares:

•

Result in immediate value to the recipients (unlike options which require an increase in stock price following the date of grant to create value), which allows us to immediately compensate the named executive officers for individual and Company performance (subject to the vesting of the restricted shares in accordance with their terms)

•

Are consistent with our philosophy of aligning the interests of our named executive officers with those of our stockholders, because additional value is created for the executives only if the share price of our common stock increases while the executive continues to hold the shares

•	Help to retain executives through the use of time-based vesting provisions that provide for vesting over a multi-year period

Annual Awards. The Committee generally approves the grant of restricted shares and options annually, or as circumstances warrant, in amounts determined by the Committee in its discretion. The Committee may recommend grants of restricted shares and/or options to our named executive officers as well as to other employees, which are subsequently approved by the full Board. In determining the number of restricted shares and/or options to grant to a particular named executive officer, the Committee takes into account numerous factors, including: the executive’s role and level of responsibility within the Company, the Company’s performance with respect to the pre-established financial and strategic objectives discussed above, the Company’s overall financial performance and performance relative to the Peer Group and the NASDAQ Biotechnology Index, the Committee’s assessment of the named executive officer’s past performance and perceived impact on Company performance, and the named executive officer’s stock and option holdings at the time of grant. The Committee also considers information regarding equity grants made to, and the aggregate equity holdings of, executives with similar titles and levels of responsibility within the Peer Group and the NASDAQ Biotechnology Index generally, including information provided in the Radford report. The Committee typically grants annual restricted share and option awards towards the end of the year (or at the beginning of the next year). Annual awards for 2012 were determined by the Committee and granted in December 2012 for the Chief Executive Officer, and in September 2012 for our other named executive officers.

The Committee has not adopted any formal policies or guidelines for determining the allocation of restricted shares versus options to a particular named executive officer. However, in general, the Committee will recommend the grant of a greater number of options than shares of restricted stock to any given named executive officer. This is principally because the Committee recognizes that restricted shares provide immediate value to recipients upon vesting and therefore involve less risk than options. Nonetheless, the Committee retains discretion to recommend grants in amounts it deems appropriate.

In determining the appropriate grant of restricted shares and options to be made to the Chief Executive Officer in 2012, the Committee relied on the framework described above. In doing so, the Committee recognized that:

•	the Company and the Chief Executive Officer accomplished all of the major financial and strategic goals established by the Committee at the beginning of 2012 (see “Annual Cash Bonuses” above)

•

the Company was able to substantially exceed its 2011 financial performance and met or exceeded important strategic objectives that the Committee believes are critical to the Company’s continued success

•	the Company performed well as compared to the companies within the Peer Group, and within the NASDAQ Biotechnology Index, with respect to important financial metrics such as total revenue growth

•	the Chief Executive Officer had the principal authority and executive decision-making ability required to execute our various financial and strategic goals and objectives

The Committee believed that these accomplishments, in the aggregate, merited a significant grant of restricted share and option awards.

The Committee approved a 2012 grant of restricted shares and options to the Chief Executive Officer in the amounts set forth in the table below:

Name	Restricted Shares (#)(1)(2)	Options (#)(1)(2)
Rajesh C. Shrotriya, M.D.	163,139	964,665

(1)	These awards vest as to 25% of the shares on the date of grant, and the balance of the shares vest in three equal annual installments on each of the first three anniversaries of the date of grant.

(2)	As is evident from the Summary Compensation Table, notwithstanding the Company’s exceptional 2012 performance with respect to important quantitative and qualitative performance metrics, the grant date fair value of the restricted shares and options granted to the Chief Executive Officer in 2012 was approximately 67% lower than in 2011. This was principally due to the issuance in 2011 of shares of our common stock pursuant to the Management Incentive Plan in response to the achievement by the Company of a $750 million market capitalization target (see “Management Incentive Plan” below). No shares were issued pursuant to the Management Incentive Plan in 2012.

The process for determining the annual restricted share and option grants made to our other named executive officers (besides the Chief Executive Officer), is generally similar to what is described above. For 2012, the Committee took into account the Company’s performance with respect to the financial and strategic performance goals already discussed above, as well as the individual performance of the other named executive officers. The Committee’s assessment of individual performance also considered the recommendations of the Chief Executive Officer. However, the amount of the restricted share and option award grants made to our other named executive officers was ultimately recommended by the Committee and subsequently approved by the full Board.

The Committee approved 2012 grants of restricted shares and options for the other named executive officers in the amounts set forth in the table below:

Name	Restricted Shares (#)(1)	Options (#)(1)
Joseph K. Keller	120,000	300,000
Brett L. Scott	—	25,000

(1)	These awards vest as to 25% of the shares on the date of grant, and the balance of the shares vest in three equal annual installments on each of the first three anniversaries of the date of grant.

Management Incentive Plan. With the goal of further encouraging long-term Company performance and further aligning the interests of the named executive officers with those of our stockholders, on April 22, 2011, the Board adopted a Long-Term Retention and Management Incentive Plan, or the Management Incentive Plan. The Management Incentive Plan provides that, upon the achievement by the Company of a $750 million market capitalization (as defined in the Management Incentive Plan) target for at least 20 consecutive business days, referred to as the Initial Capitalization Target, and upon the achievement by the Company of a $1 billion market capitalization target for at least 20 consecutive business days, referred to as the Subsequent Capitalization Target, the named executive officers are entitled to receive additional shares of common stock pursuant to the 2009 Plan. Shares granted pursuant to the Management Incentive Plan are immediately vested. The Management Incentive Plan will terminate on April 22, 2016, the fifth anniversary of its effective date.

On December 23, 2011, the Initial Capitalization Target was achieved and shares of our common stock were issued under the Management Incentive Plan to each of the named executive officers. The Chief Executive Officer received 520,000 shares upon the achievement of the Initial Capitalization Target and Mr. Scott received 86,500 shares. Such shares were immediately vested. No shares were issued pursuant to the Management Incentive Plan in 2012.

In the event that the Subsequent Capitalization Target is achieved, the Chief Executive Officer will be entitled to receive an additional 260,000 shares pursuant to the Management Incentive Plan and Mr. Scott will be entitled to receive 43,250 shares. Such shares shall be immediately vested.

Benefits and Perquisites

The named executive officers are eligible to receive benefits that are generally available to all Spectrum employees, including health insurance, long-term disability insurance, life insurance and vacation pay. As with other employees, the named executive officers are required to make contributions to the Company to offset a portion of the cost of certain benefit plans.

We also maintain a 401(k) Plan and an Employee Stock Purchase Plan, each of which are generally available to all employees. The 401(k) Plan provides matching employee contributions in shares of our common stock up to applicable limits. The Employee Stock Purchase Plan provides employees with the opportunity to purchase our common stock through accumulated payroll deductions, at a 15% discount to the lesser of (i) the market price of the stock at the beginning of the period, and (ii) the market price of the stock at the end of the period. These Plans are designed to encourage employees to save for retirement and to encourage ownership of shares of our common stock. We believe they provide an additional incentive for our employees to contribute towards our continued success and align the interests of our employees with those of our stockholders.

In addition, in 2011, in an effort to continue to enhance our ability to attract and retain talented employees, our Board approved the Deferred Compensation Plan. The Plan is administered by the Committee and is intended to be an unfunded plan. The Plan is maintained primarily to provide deferred compensation benefits for a select group of our employees, including our named executive officers. Under the Plan, we provide participants with the opportunity to make annual elections to defer up to a specified amount or percentage of their eligible cash compensation, as established by the Committee. In addition, we have the option, but not the obligation, to make discretionary or matching cash contributions to employees under the Plan. Additional detail regarding the Plan is set forth below under the heading “Nonqualified Deferred Compensation.”

Payments upon Termination of Employment or Change-in-Control

The Chief Executive Officer has an employment agreement that provides for the payment of certain benefits upon separation from Spectrum under specified circumstances. The benefits provided are designed to protect earned benefits in the case that the Chief Executive Officer is terminated without cause or as a result of a change in control of Spectrum, and to encourage the Chief Executive Officer to act in the best interests of the stockholders at all times during the course of a change in control transaction or other significant event involving Spectrum. The level of benefits provided under the agreement reflects the Committee’s assessment of market conditions and are designed to provide a competitive level of compensation if the Chief Executive Officer is impacted by a termination without cause or in connection with a change in control of Spectrum, as well as recognition of the results achieved by the Chief Executive Officer over his years of service to the Company.

Under the employment agreement, the Chief Executive Officer will receive certain severance benefits, which differ depending on the circumstance, if he is terminated by Spectrum at the expiration of the term of the agreement (if not renewed), if his employment is terminated by us without cause, if his employment is terminated as a result of a change in control or his position is adversely affected due to a change in control and he resigns, or if he voluntarily terminates from Spectrum. The benefits are described in greater detail under the heading “Employment Agreements, Termination of Employment and Change-in-Control Arrangements.”

As of December 31, 2012, we did not provide any severance benefits to the other named executive officers, other than would be provided under general policies that apply to all of our other employees, except that the named executive officers are entitled to an acceleration of vesting of our matching contribution pursuant to the Deferred Compensation Plan.

Impact of Accounting and Tax Considerations on Compensation

Equity-Based Compensation

The fair value of equity-based compensation, which includes options and restricted shares, is measured in accordance with authoritative accounting guidance. We measure compensation cost for all equity-based awards at fair value on the date of grant and recognize compensation expense over the service period over which the awards are expected to vest.

Section 162(m)

Section 162(m) of the Internal Revenue Code limits our ability to deduct compensation paid in any given year to a named executive officer in excess of $1.0 million. Performance-based compensation plans are not subject to this restriction. In the event the proposed compensation for any of our named executive officers is expected to exceed the $1.0 million limitation, the Committee will, in making a decision, balance the benefits of tax deductibility with its responsibility to hire, retain and motivate executive officers with competitive compensation programs. Section 162(m) will be considered as a factor in executive officer compensation decisions.

Section 280G and Section 4999

Sections 280G and 4999 of the Internal Revenue Code relate to a 20% excise tax that may be levied on a payment made to an executive as a result of a change-in-control if the payment exceeds 2.99 times the executive’s base earnings (as defined by the applicable section). The Chief Executive Officer’s employment agreement provides that we will compensate him for any excise taxes that might arise upon a change-in-control of Spectrum. The decision to provide the Chief Executive Officer with this tax gross-up reflects the relatively low cash compensation he received in prior years (which increases his potential 280G tax liability should a change in control occur), and to encourage him to hold the options and restricted shares awarded in prior years for an extended period. We do not currently provide similar tax protection to our other named executive officers.

Risk Assessment of Compensation Policies and Practices

The Committee has considered the concept of risk as it relates to our executive compensation program. The Committee believes that, for the reasons set forth below, although the majority of compensation provided to our named executive officers is performance-based (at risk), our executive compensation programs do not encourage excessive risk taking and encourage our executive officers to remain focused on appropriate short-term and long-term financial and strategic goals that are tied to the creation of long-term value for our stockholders.

First, our executive compensation program consists of an appropriate mix of guaranteed pay (salary and “all other compensation”) and at-risk pay (annual cash bonuses and equity incentive awards) and the Committee reviews this mix annually. The guaranteed portion is designed, in part, to provide meaningful income to the executives regardless of stock price performance so that executives do not feel pressured to focus exclusively on stock price performance and other financial performance targets to the detriment of other important business metrics. Second, our program establishes appropriate financial and strategic performance goals that are designed to encourage the creation of long-term value for our stockholders (as opposed to just short-term increases in our stock price). These performance goals reflect a mix of Company financial goals, Company strategic goals, and individual performance goals, so as not to place too much emphasis on any particular type of objective at the expense of others. Third, our program encourages executive retention through the time-based vesting provisions of our equity incentive awards. Our equity incentive awards generally vest over three years after their initial grant. Fourth, a significant portion of our equity incentive awards are granted in the form of stock options, which are only valuable if our stock price increases over time. This serves to align the interests of our executives with those of our stockholders. Fifth, the Committee retains ultimate oversight over the compensation of our named executive officers and maintains the ability to use discretion where appropriate. Finally, our internal controls and procedures, as well as our code of ethics, also help mitigate risks associated with our executive compensation program.

Based on the foregoing, the Committee has concluded that any risks arising from our executive compensation program are not reasonably likely to have a material adverse effect on us and do not encourage or incentivize excessive or inappropriate risk-taking by our named executive officers or other employees.

Summary Compensation Table

The following table sets forth summary information concerning the compensation we paid (or accrued) during 2012, 2011 and 2010 to the named executive officers. The amounts reflected in the columns titled “Stock Awards” and “Option Awards” are estimated values as of the date of grant, do not represent any cash payments or proceeds actually received by the named executive officers, and may be materially different from the amounts ultimately realized by the named executive officers upon the vesting and sale of the underlying shares.

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Option Awards ($)(2)	All Other Compensation ($)(3)(4)	Total ($)
Rajesh C. Shrotriya, M.D.	2012	800,000	1,600,000	1,849,996	5,535,358	322,955	10,108,309
Chairman, Chief Executive	2011	700,000	1,900,000	15,917,100	6,440,000	258,660	25,215,760
Officer and President	2010	650,000	950,000	930,000	2,530,000	454,195	5,514,195

Joseph K. Keller(5)	2012	175,000	213,000	1,441,200	2,120,378	6,057	3,955,635
Executive Vice President and Chief Operating Officer

Brett L. Scott(6)	2012	250,000	50,000	—	176,698	70,116	546,814
Senior Vice President and	2011	233,750	25,000	1,014,645	241,000	53,806	1,568,201
Acting Chief Financial Officer	2010	49,959	—	—	247,000	2,374	299,333

(1)	The amounts in this column reflect the annual cash bonuses paid, which is discussed under the heading “Annual Cash Bonuses” in the Compensation Discussion and Analysis.

(2)	The amounts in this column reflect the aggregate grant date fair value of the respective awards in accordance with FASB ASC Topic 718. For fair value assumptions refer to notes 12 and 13 to our financial statements included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2012, as filed with the SEC on February 28, 2013. The awards are subject to vesting criteria over future years. These amounts do not represent cash payments or proceeds actually received by the named executive officers and the actual values realized may be materially different from these amounts upon sale of the underlying shares. For additional information, see the discussion under the heading “Equity Incentive Awards” in the Compensation Discussion and Analysis.

(3)	Amounts include annual 401(k) matching contribution made by us in shares of common stock, and premiums paid on healthcare and life insurance policies, which are benefits that are offered to all employees; and matching contributions paid by the Company to match employee deferrals under our Nonqualified Deferred Compensation Plan. For additional information, see the “Nonqualified Deferred Compensation” table below.

(4)	Additionally, amounts for the Chief Executive Officer include: (a) economic benefit of $46,750 related to life insurance policies covering his life and having as beneficiary his estate or other beneficiaries, (b) amounts related to the personal use of a leased Company car, gas and repairs, and (c) estate planning fees. Except as detailed, no individual component of (a), (b), or (c) exceeds $25,000.

(5)	Mr. Keller was named Executive Vice President and Chief Operating Officer effective September 1, 2012. The amounts for 2012 reflect that he was only employed by the Company for a portion of the year.

(6)	Mr. Scott was named Senior Vice President and Acting Chief Financial Officer in October 2010. The amounts for 2010 reflect that he was only employed by the Company for a portion of the year.

Grants of Plan-Based Awards in 2012

The following table provides information about equity incentive awards granted to the named executive officers in 2012 (no non-equity incentive awards were granted in 2012). The amounts reflected in the column titled “Grant Date Fair Value of Stock and Option Awards” are estimated values on the date of grant, do not represent any cash payments or proceeds actually received by the named executive officers, and may be materially different from the amounts ultimately realized by the named executive officers upon the vesting and sale of the underlying shares.

Name	Grant Date	All Other Stock Awards: Number of Shares of Stock or Units (#)		All Other Option Awards: Number of Securities Underlying Options (#)		Exercise or Base Price of Option Awards ($)(1)	Grant Date Fair Value of Stock and Option Awards ($)(2)
Rajesh C. Shrotriya, M.D.	12/19/2012	163,139	(3)	—		—	1,849,996
	12/19/2012	—		964,665	(3)	11.34	5,535,358
Joseph K. Keller	9/7/2012	120,000	(4)	—		—	1,441,200
	9/7/2012	—		300,000	(5)	12.01	2,120,378
Brett L. Scott	9/7/2012	—		25,000	(3)	12.01	176,698

(1)	The exercise price of the option awards is equal to the fair market value on the respective dates of grant in accordance with the terms of the 2009 Plan.

(2)	The amounts in this column reflect the aggregate grant date fair value of the respective awards in accordance with FASB ASC Topic 718. For fair value assumptions refer to notes 12 and 13 to our financial statements included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2012, as filed with the SEC on February 28, 2013.

(3)	Such restricted share or option award vests as to 25% of the shares on the date of grant, and the balance of the shares vest in three equal annual installments on each of the first three anniversaries of the date of grant.

(4)	Consists of (i) 20,000 restricted shares that vested 50% on March 7, 2013 and the balance on September 7, 2013, and (ii) 100,000 restricted shares that vest 25% on September 1, 2013 and the balance in three equal annual installments on each successive anniversary thereafter.

(5)	The option awards vest as to 25% on the first anniversary of the date of grant and in 36 equal monthly increments thereafter.

Outstanding Equity Awards at Fiscal Year-End 2012

The following table provides information regarding the outstanding option and stock awards as of December 31, 2012 held by each of the named executive officers. The amounts reflected in the columns titled “Market Value of Shares That Have Not Vested” and “Market Value of Unearned Shares That Have Not Vested” are estimated values based on the closing sales price of our common stock on December 31, 2012, do not represent any cash payments or proceeds actually received by the named executive officers, and may be materially different from the amounts ultimately realized by the named executive officers upon the vesting and sale of the underlying shares.

	OPTION AWARDS					STOCK AWARDS
Name	Number of Securities Underlying Unexercised Options (#)			Option Exercise Price ($)	Option Expiration Date	Number of Shares That Have Not Vested (#)		Market Value of Shares That Have Not Vested ($)(1)	Number of Unearned Shares That Have Not Vested (#)		Market Value of Unearned Shares That Have Not Vested ($)(1)
	Exercisable	Unexercisable
Rajesh C. Shrotriya, M.D.
	206,448			1.99	9/5/2013
	197,500			4.90	9/12/2013
	129,248			4.23	1/1/2016
	150,000			5.08	9/26/2016
	332,015			5.53	1/1/2017
	100,000			3.15	12/6/2017
	500,000			2.55	3/25/2018
	112,500			1.43	12/6/2018
	250,426			1.47	1/16/2019
	500,000			6.09	6/26/2019
	375,000	125,000	(2)	4.65	1/8/2020
	375,000	125,000	(2)	3.92	7/1/2020
	500,000	500,000	(2)	6.87	1/3/2021
	250,000	250,000	(2)	8.27	6/12/2021
	241,166	723,499	(2)	11.34	12/19/2022
						50,000	(3)	559,500
						125,000	(4)	1,398,750
						300,000	(5)	3,357,000
						122,354	(6)	1,369,144
									260,000	(10)	2,909,400

Joseph K. Keller		300,000	(7)	12.01	9/7/2022
						20,000	(8)	223,800
						100,000	(9)	1,119,000

Brett L. Scott	54,166	45,834	(7)	4.28	10/11/2020
	25,000	25,000	(2)	8.27	6/12/2021
	6,250	18,750	(2)	12.01	9/7/2022
									43,250	(10)	483,968

(1)	Amounts based on the closing price of our common stock on December 31, 2012, which was $11.19 per share.

(2)	Option shares vest annually in equal 25% increments, with 25% immediately vested on the grant date.

(3)	Shares granted on January 8, 2010 with 25% vesting on the grant date, and continuing to vest in equal 25% increments each anniversary thereafter until fully-vested.

(4)	Shares granted on January 3, 2011 with 25% vesting on the grant date, and continuing to vest in equal 25% increments each anniversary thereafter until fully-vested.

(5)	Shares granted on November 29, 2011 with 25% vesting on the grant date, and continuing to vest in equal 25% increments each anniversary thereafter until fully-vested.

(6)	Shares granted on December 19, 2012 with 25% vesting on the grant date, and continuing to vest in equal 25% increments each anniversary thereafter until fully-vested.

(7)	Option shares vest 25% on the first anniversary of the grant date and in 36 equal monthly increments thereafter.

(8)	Shares granted on September 7, 2012 with 50% vesting on March 7, 2013, and the remaining 50% on the first anniversary of the grant date.

(9)	Shares granted on September 7, 2012 with 25% vesting on September 1, 2013, and continuing to vest in equal 25% increments each anniversary thereafter until fully-vested.

(10)	Represents shares that may be issued pursuant to the Management Incentive Plan upon the achievement of the Subsequent Capitalization Target. For additional information, see the discussion under the heading “Equity Incentive Awards” in the Compensation Discussion and Analysis.

Options Exercised and Stock Vested in 2012

The following table provides information regarding the number of shares acquired upon exercise of options and vesting of restricted shares in 2012 and the resulting value deemed to have been realized by the named executive officers. However, the amounts reflected in the table do not represent cash payments to or proceeds received by the named executive officers. The shares acquired by the named executive officers, less any shares forfeited to pay for taxes, were retained by the named executive officers. The actual values that may be realized by the named executive officers in connection with these awards may be materially different from these amounts when ultimately realized upon sale of the shares.

	OPTION AWARDS			STOCK AWARDS
Name	Number of Shares Acquired on Exercise (#)	Date of Exercise	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Date of Vesting	Value Realized on Vesting ($)(1)

Rajesh C. Shrotriya, M.D.	75,000	8/9/2012	806,588	62,500	1/3/2012	914,375
	68,027	7/12/2012	974,439	50,000	1/8/2012	730,500
				150,000	11/29/2012	1,680,000
				40,785	12/19/2012	462,502

(1)	The amounts realized upon the exercise of options and the vesting of shares is based on the closing price of our common stock on the relevant exercise or vesting dates.

Nonqualified Deferred Compensation

In order to enhance our ability to attract and retain qualified employees, during 2011, our Board approved the Deferred Compensation Plan, which is intended to comply with the requirements of Section 409A of the Internal Revenue Code of 1986, as amended. The Plan is administered by our Compensation Committee, and is intended to be an unfunded plan which is maintained primarily to provide deferred compensation benefits for a select group of our employees including the named executive officers. Under the Plan, we will provide the participants with the opportunity to make annual elections to defer up to a specified amount or percentage of their eligible cash compensation, as established by the administrator, and we have the option, but not the obligation, to make discretionary or matching cash contributions.

In 2012, we matched participants’ deferrals up to 10% of eligible compensation. The Company match generally vests three years after the date of deferral. However, contributions become 100% vested upon the occurrence of the earliest of: (i) retirement; (ii) death of the participant; (iii) disability of the participant; and

(iv) change of control of Spectrum, each as defined in the Plan. The following table summarizes activity under the Plan in 2012:

Name	Executive Contributions in 2012 ($)(1)	Company Contributions in 2012 ($)(2)	Aggregate Earnings/ (Losses) in 2012 ($)	Aggregate Withdrawals / Distributions in 2012 ($)	Aggregate Balance at 12/31/2012 ($)
Rajesh C. Shrotriya, M.D.	280,000	240,000	65,337	—	955,583

Joseph K. Keller	—	—	—	—	—

Brett L. Scott	35,000	30,000	9,720	—	125,772

(1)	These amounts were also reported in the columns titled “Salary” and/or “Bonus” in the Summary Compensation Table, and were not paid in addition to such amounts.

(2)	These amounts were also reported in the column titled “All Other Compensation” in the Summary Compensation Table, and were not paid in addition to such amounts.

Executive Employment Agreements, Termination of Employment and Change-in-Control Arrangements

We have entered into employment agreements with Dr. Rajesh C. Shrotriya, our President and Chief Executive Officer, and Joseph K. Keller, our Executive Vice President and Chief Operating Officer. The terms of the agreements are discussed below.

Dr. Shrotriya’s Employment Agreement

Spectrum entered into an employment agreement with Dr. Shrotriya on January 2, 2008, which expires on January 2, 2014. The employment agreement automatically renews for subsequent one-year calendar terms unless either party gives written notice of such party’s intent not to renew the agreement at least 90 days prior to the commencement of the new term. The employment agreement requires Dr. Shrotriya to devote his full working time and effort to our business and affairs during the term of the agreement. The employment agreement provides for a minimum annual base salary, periodic bonuses and equity grants each in amounts to be recommended by the Compensation Committee.

Compensation and Benefits

Pursuant to the terms of the employment agreement, Dr. Shrotriya shall receive an annual base salary of $600,000, as adjusted annually as determined by the Compensation Committee. The Compensation Committee has set Dr. Shrotriya’s annual base salary at $900,000 for 2013.

Dr. Shrotriya shall also be paid an annual performance bonus in cash and/or equity based awards, no later than January 31 of the year following, each in amounts to be recommended by the Compensation Committee.

Under the agreement, Dr. Shrotriya is entitled to receive additional employment benefits, including the right to participate in certain incentive plans, life, medical and dental benefits, the right to certain estate planning services, a leased vehicle and reimbursements for automobile related expenses, and other benefits.

For additional information about the compensation paid to the Chief Executive Officer in 2012, see the discussion under the heading “Key Elements of Executive Compensation” in the Compensation Discussion and Analysis portion of this Proxy Statement.

Termination

Dr. Shrotriya’s employment may be terminated due to non-renewal of the agreement by us, by mutual agreement of the parties, by us for cause (as that term is defined in the agreement) or without cause, on grounds of disability or death of Dr. Shrotriya, by Dr. Shrotriya for no reason or for good reason (as those terms are defined in the agreement), or by Dr. Shrotriya’s non-renewal of the agreement.

If (i) the agreement is not renewed by us, (ii) Dr. Shrotriya is terminated without cause, or (iii) Dr. Shrotriya resigns for good reason, then Dr. Shrotriya’s guaranteed severance payments include the right to receive (a) a lump sum payment equivalent to the aggregate of two years’ cash compensation; (b) Company-paid continued coverage for Dr. Shrotriya and his eligible dependents under our existing health and benefit plans for two years; and (c) immediate vesting of all options, restricted shares and other equity-based awards granted to Dr. Shrotriya. Dr. Shrotriya shall have three years to exercise all vested equity based awards. Since options issued to Dr. Shrotriya pursuant to our 1997 Plan can only be exercised for ninety days after termination, a replacement option shall be granted to Dr. Shrotriya at termination to allow for three years’ of exercisability.

In the event Dr. Shrotriya voluntarily resigns for good reason, or is terminated by us without cause, we will pay or reimburse Dr. Shrotriya for reasonable relocation expenses up to a certain amount.

If the agreement is terminated due to death or disability of Dr. Shrotriya, a lump sum equal to three months of base salary, at the time of his termination, shall be paid to Dr. Shrotriya, or his legal representative or estate, as applicable. All equity based awards, such as options and restricted shares, shall immediately vest and shall remain exercisable in accordance with the terms of the respective equity plan(s) and individual agreement(s) governing such options and restricted shares.

If Dr. Shrotriya voluntarily resigns his employment for no reason, any stock options or other equity based awards (except for restricted shares) shall immediately become fully vested upon the effective date of Dr. Shrotriya’s resignation, and he shall have three years to exercise all such vested equity based awards. Dr. Shrotriya shall receive the same benefits for any unexpired options issued pursuant to our 1997 Plan as if he had been terminated without cause by us.

If during the term of the agreement, Dr. Shrotriya resigns for good reason (as defined in the agreement) other than pursuant to the circumstances of a change in control and our Board has not cured the condition(s) that constitute good reason, then Dr. Shrotriya shall receive all of the severance benefits he would receive if he had been terminated without cause by us.

Upon a change of control of Spectrum, if (i) Dr. Shrotriya’s employment is terminated (other than by Dr. Shrotriya) without cause within twelve months thereafter; or (ii) Dr. Shrotriya is adversely affected in certain terms outlined in the agreement, and Dr. Shrotriya, within twelve months after an event constituting a change of control, elects to resign his employment with us, then in either case, Dr. Shrotriya shall be provided with Company-paid senior executive outplacement and shall receive the same severance benefits as he would receive if he was terminated by us without cause. However, instead of two years’ cash compensation, Dr. Shrotriya shall receive three years cash compensation. In addition, upon a change of control, we shall pay Dr. Shrotriya a one-time payment of $600,000 in recognition of his contributions to the development of the Company.

If the agreement is terminated due to mutual agreement, Dr. Shrotriya’s non-renewal of the agreement, or by us for cause, Dr. Shrotriya shall not be entitled to any severance.

Other

If any payment or distribution by us to or for the benefit of Dr. Shrotriya is subject to the excise tax imposed by Section 4999 of the IRC or any interest or penalties are incurred by the Dr. Shrotriya with respect to such excise tax, then Dr. Shrotriya shall be entitled to receive an additional payment in an amount such that after payment by Dr. Shrotriya of all taxes (including any interest and penalties imposed with respect thereto) and excise tax imposed upon such payment, Dr. Shrotriya retains an amount of the payment equal to the excise tax imposed upon the payment.

If we determine that any payments to Dr. Shrotriya under the agreement fail to satisfy the distribution requirement of Section 409A(a)(2)(A) of the Internal Revenue Code of 1986, as amended, the payment schedule of that benefit shall be revised to the extent necessary so that the benefit is not subject to the provisions of Section 409A(a)(1) of the Code. We may attach conditions to or adjust the amounts so paid to preserve, as closely as possible, the economic consequences that would have applied in the absence of this adjustment; provided, however, that no such condition or adjustment shall result in the payments being subject to Section 409A(a)(1) of the Code.

Mr. Keller’s Employment Agreement

Spectrum entered into an employment agreement with Joseph K. Keller on August 28, 2012. Pursuant to the terms of the agreement, Mr. Keller’s employment is “at-will,” for no specified term, and may be terminated by Mr. Keller or Spectrum at any time for any reason or for no reason. The employment agreement requires Mr. Keller to devote his full working time and effort to Spectrum’s business and affairs during the term of the agreement. The employment agreement provides for an annual base salary, bonuses and equity based awards as determined by the Compensation Committee of our Board.

Compensation and Benefits

The employment agreement provides for an annual base salary of $525,000, an annual bonus of up to 50% of his base salary, and certain equity awards. Additionally, the employment agreement provides Mr. Keller with reimbursement of up to $3,500 per month for reasonable and necessary travel and temporary living expenses during his relocation period (up to six months) and a one-time relocation bonus of $30,000.

Under the agreement, Mr. Keller is entitled to receive additional employment benefits, including the right to participate in certain incentive plans, life, medical and dental benefits, and other benefits.

For additional information about the compensation paid to Mr. Keller in 2012, see the discussion under the heading “Key Elements of Executive Compensation” in the Compensation Discussion and Analysis section of this Proxy Statement.

Termination

As discussed above, Mr. Keller’s employment is “at-will” for no specified term, and may be terminated by Mr. Keller or Spectrum at any time for any reason or for no reason.

Potential Payments Upon Termination or Following a Change in Control

The table below reflects the amount of compensation to each of our named executive officers in the event of termination of such executive’s employment or following a change in control of Spectrum. The amount of compensation payable to each named executive officer upon voluntary termination without cause, retirement, involuntary termination without cause, involuntary termination for cause or termination following a change of control, in the event of disability or death of the executive, and following a change in control of Spectrum is shown below. Where applicable, the amounts shown assume that termination was effective as of the last trading day of the year, December 31, 2012, and use the closing price per share of our common stock on such date of $11.19, and are estimates of the amounts which would be paid out to the executives upon their termination. In the case of payments upon termination, the actual amounts to be paid out can only be determined at the time of such executive’s separation from Spectrum.

Rajesh C. Shrotriya	Voluntary Termination Without Cause ($)	Retirement ($)	Death ($)	Disability ($)	Involuntary Termination Without Cause ($)	Involuntary Termination For Cause ($)	Change in Control ($)
Cash Severance payments(1)	—	—	200,000	200,000	4,846,959	—	7,270,439
Benefit payments(2)	—	—	—	—	209,169	—	249,169
M&A Transaction bonus(3)							600,000
Vesting Acceleration — Deferred Compensation Match(4)	—	420,833	420,833	420,833	—	—	420,833
Management Incentive Plan(5)	—	—	—	—	—	—	6,716,985
Vesting Acceleration — Options(6)	4,616,250	—	4,616,250	4,616,250	4,616,250	—	4,616,250
Vesting Acceleration — Restricted stock(7)		—	6,684,394	6,684,394	6,684,394	—	6,684,394
280-G Gross up							5,326,248

Total	4,616,250	420,833	11,921,477	11,921,477	16,356,773	—	31,884,319

Joseph K. Keller
Cash Severance payments(1)	—	—	—	—	—	—	—
Benefit payments(2)	(30,000)	—	—	—	—	(30,000)	—
Vesting Acceleration — Deferred Compensation Match(4)	—	—	—	—	—	—	—
Management Incentive Plan(5)	—	—	—	—	—	—	—
Vesting Acceleration — Options(6)	—	—	—	—	—	—	—
Vesting Acceleration — Restricted stock(7)	—	—	—	—	—	—	1,342,800

Total	(30,000)	—	—	—	—	(30,000)	1,342,800

Brett L. Scott
Cash Severance payments(1)	—	—	—	—	—	—	—
Benefit payments(2)	—	—	—	—	—	—	—
Vesting Acceleration — Deferred
Compensation Match(4)	—	—	54,833	54,833	—	—	54,833
Management Incentive Plan(5)	—	—	—	—	—	—	1,141,887
Vesting Acceleration — Options(6)	—	—	—	—	—	—	389,713
Vesting Acceleration — Restricted stock(7)	—	—	—	—	—	—	—

Total	—	—	54,833	54,833	—	—	1,586,433

(1)	Dr. Shrotriya receives 3-times his current base salary, bonus and car allowance upon a change-in-control, 2-times upon termination without cause, and three months’ salary upon death/disability. Mr. Keller and Mr. Scott are not entitled to receive any severance payments pursuant to their employment arrangements.

(2)	Dr. Shrotriya receives two years of benefits continuation and a relocation bonus upon a change-in-control and involuntary termination without cause. In addition, upon a change-in-control Dr. Shrotriya will receive an estimated cost for outplacement services. The amount for Mr. Keller includes the one-time relocation bonus that must be returned upon a voluntary termination or termination for cause. Mr. Scott does not receive benefits continuation.

(3)	Dr. Shrotriya receives a $600,000 cash bonus upon a change-in-control.

(4)	Includes Company match amounts on deferred compensation. The Company match for Dr. Shrotriya is fully vested.

(5)	Pursuant to the Management Incentive Plan, Dr. Shrotriya will receive a cash bonus in the amount of 1% of the market capitalization upon a change-in-control and Mr. Scott will receive 0.17% of market capitalization. Mr. Keller does not receive a similar change-in-control award.

(6)	Includes the aggregate intrinsic value of those stock options whose vesting is accelerated. Dr. Shrotriya’s unvested stock options vest upon a change-in-control, termination without cause and death / disability. Mr. Keller and Mr. Scott’s unvested stock options only vest upon a change-in-control.

(7)	Includes the aggregate fair market value of restricted stock whose vesting is accelerated. Dr. Shrotriya’s unvested restricted stock vest upon a change-in-control, involuntary termination without cause and death / disability. Mr. Keller and Mr. Scott’s unvested restricted shares only vest upon a change-in-control.

REPORT OF THE COMPENSATION COMMITTEE

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management. Based on its review and discussions with management, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Proxy Statement relating to our 2013 Annual Meeting of Stockholders and our Annual Report on Form 10-K filed with respect to the fiscal year ended December 31, 2012.

Compensation Committee

Stuart M. Krassner, Sc.D., Psy.D, Chair

Anthony E. Maida, III, M.A., M.B.A., Ph.D

Krishan K. Arora, Ph.D.

The foregoing Report of the Compensation Committee shall not constitute soliciting material and shall not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent we specifically incorporate it by reference therein.

EQUITY COMPENSATION PLAN INFORMATION

The following table summarizes all of the Company’s equity compensation plans, including those approved by stockholders and those not approved by stockholders, as of December 31, 2012.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants or Rights (a)	Weighted-average Exercise Price of Warrants and Rights (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders(1)	10,399,265	$6.57	7,037,800
Equity compensation plans not approved by security holders(2)	395,000	5.45	—
Employee Stock Purchase Plan approved by security holders	N/A	N/A	4,611,095

Total	10,794,265	$6.53	11,648,895

(1)	We have three stock incentive plans: the 1997 Stock Incentive Plan, or the 1997 Plan, the 2003 Amended and Restated Incentive Award Plan, or the 2003 Plan, and the 2009 Incentive Award Plan, or the 2009 Plan, each of which have been approved by our Board and stockholders. Subsequent to the adoption of the 2009 Plan, no new options have been granted pursuant the 2003 Plan or 1997 Plan. The Board and the stockholders initially approved 10,000,000 shares of common stock available for issuance under the 2009 Plan. Beginning on January 1, 2010, and each January 1st thereafter, the number of shares of common stock available for issuance under the 2009 Plan shall increase by the greater of (i) 2,500,000 and (ii) a number of shares such that the total number of shares of common stock available for issuance under the 2009 Plan shall equal 30% of the then number of shares of common stock issued and outstanding. Thus, the authorized and available shares under the 2009 Plan may fluctuate over time. As of December 31, 2012, incentive awards for up to approximately 7,000,000 shares of common stock were available for grant under the 2009 Plan. The amount in column (c) includes 346,500 shares of our common stock issuable to certain officers under the 2009 Plan upon the Company’s achievement of a specified market capitalization target pursuant to the Long-Term Retention and Management Incentive Plan approved by our Board of Directors in April 2011.

(2)	The amount in column (a) reflects the number of shares of our common stock issuable upon exercise of warrants issued to certain non-employees under plans approved by our Board of Directors that we believe are not required to be approved by our stockholders pursuant to the rules of the NASDAQ Stock Market. These warrants were issued as compensation for consulting services in circumstances were we determined it was appropriate to conserve our cash resources for operating activities.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The Compensation Committee is currently comprised of Drs. Krassner, Maida and Arora. None of the members of our Compensation Committee is or has been an officer or employee of Spectrum. None of our executive officers has served as a director or member of the compensation committee (or similar committee) of any other entity, any of whose executive officers served on the Board of Directors or the Compensation Committee.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our executive officers and directors, and persons who beneficially own more than ten percent of our common stock, to file initial reports of ownership and reports of changes in ownership with the SEC and NASDAQ. Executive officers, directors and persons who beneficially own more than ten percent of our common stock are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.

Based solely upon our review of the copies of reporting forms furnished to us, and written representations that no other reports were required, we believe that all filing requirements under Section 16(a) of the Exchange Act applicable to our directors, officers and any persons holding 10% or more of our common stock with respect to our fiscal year ended December 31, 2012 were satisfied on a timely basis.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Transactions with Related Parties

We employ Dr. Shrotriya’s daughter-in-law, Heekyung Ryoh, who is a Certified Public Accountant and has an M.B.A. degree, as Assistant Controller, effective as of September 9, 2009. Ms. Ryoh’s cash compensation during 2012 was approximately $128,767. During 2012, Ms. Ryoh was also awarded 3,500 shares of restricted stock, with a grant date fair value of $12.01 per share, subject to time-based vesting over three years. Ms. Ryoh’s aggregate compensation for fiscal 2012 was comparable with other employees in similar positions. All of Ms. Ryoh’s compensation is determined under and in accordance with our existing compensation plans and policies applicable to all salaried employees.

As previously disclosed, in April 2012 we acquired rights to market and sell ZEVALIN® outside the United States and also acquired access to existing inventory of ZEVALIN in a transaction with Bayer Pharma AG. In connection with the closing of the acquisition, we paid Burrill Capital Management, Inc. an advisory fee of $500,000. One of our directors, Anton Gueth, serves as a consultant to Burrill and was paid $150,000 by Burrill following the closing of the transaction.

Policy on the Review, Approval or Ratification of Transactions with Related Persons

We have adopted a written policy for approval or ratification of all transactions with related parties that are required to be reported under Item 404(a) of Regulation S-K. The policy provides that the Audit Committee of the Board of Directors will review the material facts of all transactions and either approve or disapprove of the entry into the transaction.

The Audit Committee may establish that certain transactions may be pre-approved by the Audit Committee. However, the Audit Committee has not identified any such transactions.

No director may participate in the approval of a transaction for which he or she is a related party. The director must provide all material information concerning the transaction to the Audit Committee.

OTHER MATTERS

Our Board of Directors knows of no other business to be acted upon at the Annual Meeting. However, if any other business properly comes before the Annual Meeting, the persons named in the enclosed proxy will have the discretion to vote on such matters in accordance with their best judgment.

A Notice of Internet Availability of Proxy Materials was mailed to our stockholders on or about May 10, 2013, which contained instructions on how to access the proxy materials on the Internet. You may obtain a complete copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2012, with all exhibits filed therewith, from the SEC’s web site at www.sec.gov under EDGAR filings. We will provide to you a copy of our Form 10-K by writing us at Spectrum Pharmaceuticals, Inc., 11500 South Eastern Avenue, Suite 240, Henderson, Nevada 89052, Attn: Investor Relations. Exhibits filed with our Form 10-K will be provided upon written request, in the same manner noted above, at a nominal per page charge. Information on our website, other than our Proxy Statement and form of proxy, is not part of the proxy soliciting material and is not incorporated herein by reference.

By Order of the Board of Directors

Brett L. Scott

Acting Chief Financial Officer

May 10, 2013

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. X

01NHBB

1	U P X +

Annual Meeting Proxy Card

.

+

A Proposals — The Board of Directors recommends a vote FOR all nominees and FOR Proposals 2 and 3.

For Against Abstain

2. To ratify the selection of Ernst & Young LLP as our

independent registered public accounting firm for

fiscal year ending December 31, 2013.

For Against Abstain

3. To approve, by a non-binding advisory vote, the

compensation of our named executive officers,

as disclosed in the Compensation Discussion

and Analysis section of the Proxy Statement.

1. Election of Directors:

Mark here to WITHHOLD

vote from all nominees

Mark here to vote

FOR all nominees

For All EXCEPT—To withhold authority to vote for any

nominee(s), write the name(s) of such nominee(s) below.

01—Raymond W. Cohen 02—Gilles R. Gagnon 03—Stuart M. Krassner 04—Luigi Lenaz

05—Anthony E. Maida 06—Rajesh C. Shrotriya 07—Dolatrai Vyas

B Non-Voting Items

Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign BeloC w

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box.

Change of Address — Please print new address below.

IMPORTANT ANNUAL MEETING INFORMATION

NOTE: Such other business as may properly come before the

meeting or any postponement or adjournment thereof.

1234 5678 9012 345

MMMMMMMMM MMMMMMM MR A

SAMPLE (

THIS AREA IS SET UP TO ACCOMMODATE

140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND

MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND

MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND

MMMMMMMMMMMM

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MMMMMMMMMMMMMMM C123456789

C 1234567890 J N T

1	6 3 1 5 4 1

000004

MR A SAMPLE

DESIGNATION (IF ANY)

ADD 1

ADD 2

ADD 3

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ADD 5

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ENDORSEMENT_LINE            SACKPACK

qIF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.q

Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by

11:59 p.m., Eastern Time on June 27, 2013.

Vote by Internet

• Go to www.envisionreports.com/SPPI

• Or scan the QR code with your smartphone

• Follow the steps outlined on the secure website

Vote by telephone

• Call toll free 1-800-652-VOTE (8683) within the USA, US territories &

Canada on a touch tone telephone

• Follow the instructions provided by the recorded message

.

Annual Meeting of Stockholders

June 28, 2013 10:30 AM

This proxy is solicited by the Board of Directors

The undersigned, a Stockholder of SPECTRUM PHARMACEUTICALS, INC., a Delaware corporation, hereby acknowledges receipt of the Notice of Annual

Meeting of Stockholders, the Annual Report to Stockholders and the accompanying Proxy Statement for the Annual Meeting to be held on June 28, 2013,

at 10:30 a.m. Pacific Time, at 11500 South Eastern Avenue, Suite 240, Henderson, Nevada 89052, and, revoking any proxy previously given, hereby appoints Dr. Rajesh C. Shrotriya and Brett L. Scott, and each of them individually, proxies and attorneys-in-fact, each with full power of substitution and revocation, and each with all power that the undersigned would possess if personally present, to vote SPECTRUM PHARMACEUTICALS, INC. capital stock which the undersigned is entitled to represent and vote at such meeting and any postponements or adjournments of such meeting, as set forth on the reverse, and in their discretion upon any other business that may properly come before the meeting and any postponements or adjournments thereof.

Proxy — SPECTRUM PHARMACEUTICALS, INC.

qIF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.q

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER. WHERE NO DIRECTION IS GIVEN, SUCH SHARES WILL BE VOTED “FOR” THE ELECTION OF THE DIRECTORS NAMED ON THE REVERSE SIDE OF THIS PROXY, “FOR” THE RATIFICATION OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2013 AND “FOR” APPROVAL ON A NON BINDING ADVISORY BASIS OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, YOU ARE URGED TO VOTE YOUR SHARES BY TELEPHONE OR VIA THE INTERNET OR BY SIGNING AND RETURNING THIS PROXY BY MAIL.